UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Rockwell Automation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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December 14, 2007

Dear Shareowner:

You are cordially invited to attend our 2008 Annual Meeting of Shareowners.

We will hold the annual meeting in the Imperial Ballroom at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, USA on Wednesday, February 6, 2008, at 10 a.m. (Central Standard Time). At the meeting I will report on the Corporation’s activities and performance during the past fiscal year, and we will discuss and act on the matters described in the Proxy Statement. At this year’s meeting, you will have an opportunity to vote on whether to:

•	elect two directors;

•	select Deloitte & Touche LLP as our independent registered public accounting firm; and

•	approve our 2008 Long-Term Incentives Plan.

Shareowners will then have an opportunity to comment on or to inquire about the affairs of the Corporation that may be of interest to shareowners generally.

Your vote is important to us. Whether or not you plan to attend the meeting, please return your proxy card as soon as possible. You also have the option of voting via the Internet or by telephone.

If you plan to attend the meeting, please request an admittance card in one of the ways described on the last page of the Proxy Statement.

We sincerely hope that as many shareowners as can conveniently attend will do so.

We have enclosed the Proxy Statement for our 2008 Annual Meeting of Shareowners and our 2007 Annual Report. I hope you find them interesting and useful in understanding your company.

Sincerely yours,

Keith D. Nosbusch

Chairman and Chief Executive Officer

Rockwell Automation, Inc.
1201 South Second Street, Milwaukee, Wisconsin 53204

Notice of 2008 Annual Meeting of Shareowners

To the Shareowners of

ROCKWELL AUTOMATION, INC.:

The 2008 Annual Meeting of Shareowners of Rockwell Automation, Inc. will be held in the Imperial Ballroom at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, USA on Wednesday, February 6, 2008, at 10 a.m. (Central Standard Time) for the following purposes:

(a)	to elect two members of our Board of Directors with terms expiring at the Annual Meeting in 2011;

(b)	to vote on a proposal to approve the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2008;

(c)	to vote on a proposal to approve our 2008 Long-Term Incentives Plan; and

(d)	to transact such other business as may properly come before the meeting.

Only shareowners of record at the close of business on December 10, 2007 will be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors.

Douglas M. Hagerman

Secretary

December 14, 2007

Note: The Board of Directors solicits votes by the execution and prompt return of the accompanying proxy in the enclosed return envelope or by use of the

Corporation’s telephone or Internet voting procedures.

Rockwell Automation, Inc.

Proxy Statement for 2008 Annual Meeting

Rockwell Automation, Inc.

Proxy Statement

2008 ANNUAL MEETING

The 2008 Annual Meeting of Shareowners of Rockwell Automation, Inc. will be held on February 6, 2008, for the purposes set forth in the accompanying Notice of 2008 Annual Meeting of Shareowners. This proxy statement and the accompanying proxy are furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any adjournment of the meeting. We will refer to your company in this proxy statement as “we”, “us”, the “Corporation” or “Rockwell Automation”.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Distribution and Electronic Availability of Proxy Materials

This year we are taking advantage of the new Securities and Exchange Commission (SEC) rules that allow companies to furnish proxy materials to shareowners via the Internet. If you received a Notice of Internet Availability of Proxy Materials (Notice) by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice.

We plan to mail the Notice to shareowners by December 24, 2007. We will continue to mail a printed copy of this proxy statement and form of proxy to certain shareowners and we expect that mailing to begin on December 24, 2007.

Shareowners Sharing the Same Address

The SEC’s rules permit us to deliver only one copy of the annual report and this proxy statement or the Notice to multiple shareowners who share the same address and have the same last name, unless we received contrary instructions from a shareowner. This delivery method, called “householding”, reduces our printing and mailing costs. Shareowners who participate in householding will continue to receive separate proxy cards.

We will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement or Notice to any shareowner who received these materials at a shared address. To receive a separate copy, please write or call Rockwell Automation Shareowner Relations, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA, telephone: +1-414-382-8410.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report and proxy statement or Notice in the future, please contact Broadridge Financial Solutions, Inc. (Broadridge), either by calling toll free at +1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, USA. You will be removed from the householding program within 30 days.

Any shareowners of record who share the same address and wish to receive only one copy of future Notices, proxy statements and annual reports for your household should contact Rockwell Automation Shareowner Relations at the address or telephone number listed above.

If you hold your shares in street name with a broker or other nominee, please contact them for information about householding.

What am I voting on?

You will be voting on whether to:

•	elect two members of our Board of Directors;

•	approve the appointment of Deloitte & Touche LLP (D&T) as our independent registered public accounting firm for fiscal year 2008; and

•	approve our 2008 Long-Term Incentives Plan.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on December 10, 2007, the record date for the meeting, may vote at the Annual Meeting. Each shareowner is entitled to one vote for each share of our common stock held on the record date. On December 10, 2007, we had outstanding 149,254,392 shares of our common stock.

Who may attend the Annual Meeting?

Shareowners as of the record date, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in street name through a broker or other nominee, you will need to provide a copy of a brokerage statement reflecting your stock ownership as of the record date to be admitted to the Annual Meeting.

How do I vote my shares?

All shareowners may vote in person at the Annual Meeting or by proxy. If you hold your shares in street name, you should contact your broker or other nominee to obtain a broker’s proxy card and bring it, together with proper identification and your brokerage statement reflecting your stock ownership as of the record date, with you to the Annual Meeting, in order to vote your shares at the meeting.

In addition you may vote:

•

for shareowners of record and participants in our savings plans and BNY Mellon Investor Services Program (dividend reinvestment and stock purchase plan), by completing, signing and returning the enclosed proxy card or direction card, or via the Internet or by telephone; or

•

for shares held in street name, by using the method directed by your broker or other nominee. You may vote over the Internet or by telephone if your broker or nominee makes those methods available, in which case they will provide instructions with your proxy materials.

How will my proxy be voted?

If you duly complete, sign and return a proxy or use our telephone or Internet voting procedures to authorize the named proxies to vote your shares, your shares will be voted as specified. If your proxy card is signed but does not contain specific instructions, your shares will be voted as recommended by our Board of Directors.

For shareowners participating in our savings plans or in the BNY Mellon Investor Services Program (dividend reinvestment and stock purchase plan), the trustee or administering bank will vote the shares that it holds for a participant’s account only in accordance with instructions given in a signed, completed and returned proxy card or direction card, or in accordance with instructions given pursuant to our Internet or telephone voting procedures. If we do not receive instructions, the shares will not be voted. To allow sufficient time for voting by the trustees of the savings plans, your voting instructions for shares held in the plans must be received by 5:00 p.m. (EST) on February 3, 2008.

May I revoke or change my proxy?

For shareowners of record, you may revoke or change your proxy at any time before it is voted by:

•	delivering a written notice of revocation to the Secretary of the Corporation;

•	submitting a properly signed proxy card with a later date;

•	casting a later vote using the telephone or Internet voting procedures; or

•	voting in person at the Annual Meeting (except for shares held in the savings plans).

If your shares are held in street name, you must contact your broker or other nominee to revoke or change your proxy. Your proxy is not revoked simply because you attend the Annual Meeting.

Will my vote be confidential?

It is our policy to keep confidential all proxy cards, ballots and voting tabulations that identify individual shareowners, except (i) as may be necessary to meet any applicable legal requirements, (ii) in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting, and (iii) if a shareowner writes comments on the proxy card directed to our Board of Directors or management. Representatives of Broadridge Financial Solutions, Inc. will tabulate votes and act as the independent inspector of election at this year’s meeting. The independent inspector of election and any employees involved in processing proxy cards or ballots and tabulating the vote are required to comply with this policy of confidentiality.

What is required for there to be a quorum at the Annual Meeting?

The presence, in person or by proxy, of the holders of at least a majority of the shares of our common stock issued and outstanding on the record date for the Annual Meeting is necessary for a quorum in order to conduct business at the meeting.

How many votes are needed to approve each of the proposals?

Election of Directors.    Directors are elected by a plurality of votes cast. This means that the two nominees for election as directors who receive the greatest number of votes cast by the holders of our common stock entitled to vote at the meeting will become directors.

Majority Vote Policy.    Our Guidelines on Corporate Governance set forth our policy if a director is elected by a plurality of votes cast but receives a greater number of votes “withheld” from his or her election than votes “for” such election. In an uncontested election, any nominee for director who receives more votes “withheld” than votes “for” his or her election must promptly tender his or her resignation to the Board. The Board Composition and Governance Committee will consider the resignation offer and make a recommendation to the Board of Directors. The Board will act on the tendered resignation within 90 days following certification of the election results. The Board Composition and Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider any factors or other information that it considers appropriate and relevant, including any stated reasons why the shareowners withheld votes from such director, the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the Board, and the overall composition of the Board. We will promptly disclose the Board’s decision regarding whether to accept or reject the director’s resignation offer in a Form 8-K furnished to the SEC. If the Board rejects the tendered resignation or pursues any additional action, the disclosure will include the rationale behind the decision. Any director who tenders his or her resignation may not participate in the Board Composition and Governance Committee deliberations and recommendation or in the Board’s decision whether to accept or reject the resignation offer.

Selection of our Independent Registered Public Accounting Firm.    An affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve the selection of D&T as our independent registered public accounting firm.

Approval of 2008 Long-Term Incentives Plan.    An affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve our 2008 Long-Term Incentives Plan.

How are votes counted?

Under Delaware law and our Restated Certificate of Incorporation and By-Laws, all votes entitled to be cast by shareowners present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those shareowners vote “for”, “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required to approve the selection of D&T as our independent registered public accounting firm and our 2008 Long-Term Incentives Plan. The shares of a shareowner who abstains from voting on a matter or whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy. An abstention from voting on a matter by a shareowner present in person or represented by proxy at the meeting has no effect in the election of directors but has the same legal effect as a vote “against” the proposals to approve the selection of D&T as our independent registered public accounting firm and our 2008 Long-Term Incentives Plan. A broker non-vote on a matter has no effect in the election of directors or the proposals to approve the selection of D&T as our independent registered public accounting firm and our 2008 Long-Term Incentives Plan.

Can I receive electronic access to shareowner materials?

As noted above, under new SEC rules we are permitted to furnish proxy materials to shareowners via the Internet. However, we may choose to continue to provide printed copies to certain shareowners. If we send you printed copies, you can save us printing and mailing costs by electing to access proxy statements, annual reports and related materials electronically instead of receiving these documents in print. To enroll for these services, please go to https://enroll1.icsdelivery.com/rok_/Default.aspx or visit our website at www.rockwellautomation.com, click on the heading: “About Us”, then the heading: “Investor Relations”, then the heading “Shareowner Information, Transfer Agent & Dividends”. If you own your shares through a broker or other nominee, you may contact them directly to request electronic access.

You must have an e-mail account and access to the Internet and expect to have such access in the future to be eligible for electronic access to such materials. Selecting this option means that you will no longer receive a printed copy of our annual report and proxy statement unless you request one.

Your consent to electronic access will be effective until you revoke it. You may cancel your consent at no cost to you at any time by going to https://enroll1.icsdelivery.com/rok_/Default.aspx and following the instructions or by contacting your broker or other nominee.

ROCKWELL AUTOMATION

We are a leading global provider of industrial automation power, control and information solutions that help manufacturers achieve a competitive advantage in their businesses. We were incorporated in 1996 in connection with a tax-free reorganization completed on December 6, 1996, pursuant to which we divested our former aerospace and defense business to The Boeing Company. In the reorganization, the former Rockwell International Corporation (RIC) contributed all of its businesses, other than the aerospace and defense business, to the Corporation and distributed all capital stock of the Corporation to RIC’s shareowners. Boeing then acquired RIC. RIC was incorporated in 1928. Our principal executive office is located at 1201 South Second Street, Milwaukee, Wisconsin 53204, USA. Our telephone number is +1-414-382-2000 and our website is located at www.rockwellautomation.com. Our common stock trades on the New York Stock Exchange (NYSE) under the symbol ROK.

STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

The following table lists persons who we believe beneficially owned more than 5% of our common stock as of December 10, 2007.

Title of Class	Name and Address of Beneficial Owner	Shares		Percent of Class(1)

Common Stock	Massachusetts Financial Services Company	11,768,240	(2)	7.0%
	500 Boylston Street Boston, MA 02116

(1)	The percent of class owned has been computed per Rule 13d-3(d)(1) under the Securities Exchange Act.

(2)

On February 8, 2007, Massachusetts Financial Services Company filed with the SEC a Schedule 13G in which it reported that it beneficially owned 11,768,240 shares of our common stock. The Schedule 13G states that Massachusetts Financial Services Company filed as an investment adviser and that some of the shares are also beneficially owned by certain non-reporting entities.

CORPORATE GOVERNANCE

Guidelines on Corporate Governance.    The Board of Directors has adopted Guidelines on Corporate Governance, which are available at www.rockwellautomation.com under the “Investor Relations” page under the link “About Us” then the heading “Corporate Governance”. The Guidelines contain general principles regarding the responsibilities and function of our Board and Board Committees.

Related Person Transactions.    The Board of Directors adopted a written policy regarding how it will review and approve of related person transactions (as defined below), which is available at www.rockwellautomation.com under the “Investor Relations” page under the link “About Us” then the heading “Corporate Governance”. The Board Composition and Governance Committee is responsible for administering this policy.

The policy defines a related person transaction as any transaction in which we are or will be a participant, in which the amount involved exceeds $120,000, and in which any director, director nominee, executive officer or more than 5% shareowner or any of their immediate family members has or will have a direct or indirect material interest. The policy sets forth certain transactions, arrangements and relationships not reportable under SEC rules that do not constitute related person transactions.

Under this policy, each director, director nominee and executive officer must report each proposed or existing transaction between us and that individual or any of that individual’s immediate family members to our general counsel. Our general counsel will assess and determine whether any transaction reported to him or of which he learns constitutes a related person transaction. If our general counsel determines that a transaction constitutes a related person transaction, he will refer it to the Board Composition and Governance Committee. The Committee will approve or ratify a related person transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Corporation and its shareowners. In determining whether to approve or ratify a related person transaction, the Committee will consider factors it deems appropriate, including:

•	the fairness to the Corporation;

•	whether the terms of the transaction would be on the same basis if a related person was not involved;

•	the business reasons for the Corporation to participate in the transaction;

•	whether the transaction may involve a conflict of interest;

•	the nature and extent of the related person’s and our interest in the transaction; and

•	the amount involved in the transaction.

There are no related person transactions to report in this proxy statement.

Potential Director Candidates.    The Board Composition and Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the full Board.

The Committee will consider candidates for director recommended by shareowners. Shareowners can recommend director candidates by writing to the Secretary at 1201 South Second Street, Milwaukee, Wisconsin 53204, USA. The recommendation must include the candidate’s name, biographical data and qualifications and any other information required by the SEC to be included in a proxy statement with respect to a director nominee. Any shareowner recommendation must be accompanied by a written statement from the candidate indicating his or her willingness to serve if nominated and elected. The recommending shareowner also must provide evidence of being a shareowner of record of our common stock at that time.

The Committee, the Chairman and Chief Executive Officer or other members of the Board may identify a need to add new members to the Board or fill a vacancy on the Board. In that case, the Committee will initiate a search for qualified director candidates, seeking input from senior management and Board members, and to the extent it deems it appropriate, outside search firms. The Committee will evaluate qualified candidates and then make its recommendation to the Board.

In making its recommendations to the Board with respect to director candidates, the Committee considers various criteria set forth in our Board Membership Criteria (see Exhibit A to the Committee’s Charter), including experience, professional background, specialized expertise and concern for the best interests of shareowners as a whole. In addition, directors must be of the highest character and integrity, be free of conflicts of interest with the Corporation, and have sufficient time available to devote to the affairs of the Corporation. The Committee from time to time reviews with the Board our Board Membership Criteria.

The Committee will evaluate properly submitted shareowner recommendations under substantially the same criteria and in substantially the same manner as other potential candidates.

In addition to recommending director candidates to the Committee, shareowners may also nominate candidates for election to the Board at annual shareowner meetings by following the procedures set forth in our By-Laws. See “Shareowner Proposals for 2009 Annual Meeting” set forth later in this proxy statement.

Communications to the Board and Ombudsman.    Shareowners and other interested parties may send communications to the Board, an individual director, the non-management directors as a group, or a Board Committee at the following address:

Rockwell Automation, Inc.

c/o Corporate Secretary

1201 South Second Street

Milwaukee, Wisconsin 53204, USA

Attn: Board of Directors

The Secretary will receive and process all communications before forwarding them to the addressee. The Secretary will forward all communications unless the Secretary determines that a communication is a business solicitation or advertisement, or requests general information about us.

In accordance with procedures approved by the Audit Committee, concerns about accounting, internal controls or auditing matters should be reported to the Ombudsman as outlined in our Standards of Business Conduct, which are available on our website at www.rockwellautomation.com; please click on the heading: “About Us”, then the heading: “Who We Are”, then the heading: “Ethics”. The Ombudsman is required to report promptly to the Audit Committee all reports of questionable accounting or auditing matters that the Ombudsman receives. You may contact the Ombudsman by addressing a letter to:

Ombudsman

Rockwell Automation, Inc.

1201 South Second Street

Milwaukee, Wisconsin 53204, USA

You may also contact the Ombudsman by telephone at +1-800-552-3589 or +1-414-382-8599, e-mail at ombudsman@rockwell.com or fax at +1-414-382-8485.

Executive Sessions.    The non-management directors meet in executive session without any corporate officer or member of management in conjunction with regular meetings of the Board. A director designated by the non-management directors chairs the session. The non-management directors’ practice is to designate the Chairman of one of the Board Committees as chair, in part depending upon whether the principal items to be considered at the session are within the scope of the applicable Committee. The independent directors meet in executive session in connection with most regular meetings.

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides that the Board of Directors will consist of three classes of directors serving staggered three-year terms that are as nearly equal in number as possible. One class of directors is elected each year with terms extending to the third succeeding Annual Meeting after election.

The terms of three directors expire at the 2008 Annual Meeting, including Kenneth F. Yontz, who will not stand for re-election as a director at the 2008 Annual Meeting. The Board has nominated the other two directors, upon the recommendation of the Board Composition and Governance Committee, for election as directors at the 2008 Annual Meeting with terms expiring at the 2011 Annual Meeting. The Board also approved a decrease in the number of directors from nine to eight effective immediately before the 2008 Annual Meeting.

Proxies properly submitted will be voted at the meeting, unless authority to do so is withheld, for the election of the two nominees specified in Nominees for Election as Directors with Terms Expiring in 2011 below. If for any reason either of these nominees is not a candidate when the election occurs (which is not expected), proxies and shares properly authorized to be voted will be voted at the meeting for the election of a substitute nominee. Alternatively, the Board of Directors may reduce the number of directors.

INFORMATION ABOUT DIRECTOR NOMINEES AND CONTINUING DIRECTORS

For each director nominee and continuing director, we have stated the person’s name, age (as of December 14, 2007) and principal occupation; the position, if any, with the Corporation; the period of service as a director of the Corporation (or a predecessor corporation); and other directorships held.

NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 2011

Bruce M. Rockwell     Director Since 1969     Age 68

Retired Executive Vice President, Fahnestock & Co. Inc. (now part of Oppenheimer & Co., Inc.) (Investment Banking), member New York Stock Exchange. Mr. Rockwell joined First of Michigan Corporation (investment banking) in 1961, was elected Senior Vice President in 1983, and was named Vice Chairman, First of Michigan Division of Fahnestock & Co. Inc. in March 1998 following the acquisition of First of Michigan by Fahnestock & Co. He is past chairman of the Municipal Advisory Council of Michigan and past President of the Bond Club of Detroit.

Joseph F. Toot, Jr.     Director Since 1977     Age 72

Retired President and Chief Executive Officer, The Timken Company (Tapered Roller Bearings and Specialty Steel). Mr. Toot joined The Timken Company in 1962 and served in various senior executive positions until his election as President in 1979 and Chief Executive Officer in 1992. He retired as President and Chief Executive Officer of Timken in December 1997 and then served as Chairman of the Executive Committee from January 1998 until April 2000. Mr. Toot has served as a director of Timken since 1968. He is also a director of Rockwell Collins, Inc. and a member of the Supervisory Board of PSA Peugeot Citroën.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2009

Betty C. Alewine     Director Since 2000     Age 59

Retired President and Chief Executive Officer, COMSAT Corporation (Global Satellite Services and Digital Networking Services and Technology). Ms. Alewine joined COMSAT in 1986 as Vice President of Sales and Marketing, and then served as the Vice President and General Manager and in 1994 as President of COMSAT International, the company’s largest operating unit. Ms. Alewine was named Chief Executive Officer of COMSAT in July 1996 and served in that position until the merger of COMSAT and Lockheed Martin Corporation in August 2000. Ms. Alewine is a director of the New York Life Insurance Company and The Brink’s Company. She also serves as a director or member of a number of civic and charitable organizations.

Verne G. Istock     Director Since 2003     Age 67

Retired Chairman and President, Bank One Corporation (now part of JPMorgan Chase & Co.) (Financial Holding Company). Mr. Istock served as Chairman of the Board of Bank One Corporation from October 1998, following completion of the merger of First Chicago NBD Corporation and Banc One Corporation, until October 1999, and as President of Bank One Corporation from October 1999 until September 2000. He served as Acting Chief Executive Officer of Bank One Corporation from December 1999 until March 2000. He served as Chairman of First Chicago NBD from 1996 to 1998 and as President and Chief Executive Officer of First Chicago NBD from 1995 to 1998. Mr. Istock is lead director of Kelly Services, Inc. and a director of Masco Corporation. He also serves as a director or member of a number of civic and community organizations.

David B. Speer     Director Since 2003     Age 56

Chairman and Chief Executive Officer, Illinois Tool Works Inc. (Engineered Components and Industrial Systems and Consumables). Mr. Speer joined Illinois Tool Works in 1978. In October 1995, he was elected Executive Vice President of worldwide construction products businesses and in 2003 assumed similar responsibilities for the company’s Wilsonart businesses. He was elected President of Illinois Tool Works in August 2004, Chief Executive Officer in August 2005 and Chairman in May 2006. Mr. Speer is a member of the Chicago Economic Club and also a director or member of a number of other business and community organizations.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2010

Barry C. Johnson, Ph.D.     Director Since 2005     Age 64

Retired Dean, College of Engineering, Villanova University. Dr. Johnson served as Dean, College of Engineering, Villanova University from August 2002 until March 2006. He served as Chief Technology Officer of Honeywell International Inc. (diversified technology and manufacturing company) from July 2000 to April 2002. Before that, Dr. Johnson served as Corporate Vice President of Motorola, Inc. (global communications company) and Chief Technology Officer for that company’s Semiconductor Product Sector. Dr. Johnson also serves as a director of Cytec Industries Inc. and IDEXX Laboratories, Inc.

William T. McCormick, Jr.     Director Since 1989     Age 63

Retired Chairman of the Board and Chief Executive Officer, CMS Energy Corporation (Diversified Energy). Mr. McCormick served as Chairman of the Board and Chief Executive Officer of CMS Energy Corporation from November 1985 until May 2002. Before joining CMS, he had been Chairman and Chief Executive Officer of American Natural Resources Company (natural gas company) and Executive Vice President and a director of its parent corporation, The Coastal Corporation (energy holding company).

Keith D. Nosbusch     Director Since 2004     Age 56

Chairman of the Board, President and Chief Executive Officer. Mr. Nosbusch has been our Chairman of the Board since February 2005 and our President and Chief Executive Officer since February 2004. He served as Senior Vice President and President, Rockwell Automation Control Systems from November 1998 until February 2004. Mr. Nosbusch is a director of The Manitowoc Company, Inc. and serves as a director or member of a number of business, civic and community organizations.

The Board of Directors recommends that you vote “FOR” the election as directors of the two nominees described above, which is presented as item (a).

BOARD OF DIRECTORS AND COMMITTEES

Our business is managed under the direction of the Board of Directors. The Board has established the Audit Committee, the Board Composition and Governance Committee, the Compensation and Management Development Committee and the Technology, Environmental and Social Responsibility Committee, whose principal functions are briefly described below. The duties and responsibilities of each committee are set forth in committee charters that are available on our website at www.rockwellautomation.com; click on the heading: “About Us”, then the heading: “Investor Relations”, then the heading: “Corporate Governance”. The committee charters are also available in print to any shareowner upon request. In our 2007 fiscal year, the Board held nine meetings and acted on two occasions by written consent in lieu of a meeting. Average attendance by incumbent directors at Board and committee meetings was 94%, and all of the directors attended more than 75% of the meetings of the Board and the committees on which they served. Directors are expected to attend the Annual Meeting of Shareowners. All directors attended the 2007 Annual Meeting.

Director Independence.    Our Guidelines on Corporate Governance require that a substantial majority of the members of the Board be independent directors. For a director to be independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with the Corporation. The Board has established guidelines, which are contained in our Guidelines on Corporate Governance, to assist it in determining director independence in conformity with the New York Stock Exchange listing requirements. The full text of these guidelines is attached as Appendix A to this proxy statement.

After considering these guidelines, the independence criteria of the NYSE and any other commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between the directors and the Corporation, the Board has determined that none of the current directors, other than Mr. Nosbusch (who is a current employee of the Corporation), has a material relationship with the Corporation and each of our current directors (other than Mr. Nosbusch) meets the independence requirements of the NYSE. There were no transactions, relationships or arrangements that required review by the Board for purposes of determining director independence.

Committees of the Board

	Audit Committee	Board Composition & Governance Committee	Compensation & Management Development Committee	Technology, Environmental & Social Responsibility Committee
Members	Verne G. Istock * Barry C. Johnson David B. Speer Kenneth F. Yontz	William T. McCormick, Jr.* Verne G. Istock Joseph F. Toot, Jr. Kenneth F. Yontz	Joseph F. Toot, Jr.* Betty C. Alewine William T. McCormick, Jr. Bruce M. Rockwell	Bruce M. Rockwell* Betty C. Alewine Barry C. Johnson David B. Speer
Number of meetings in fiscal 2007	8	5	6, plus 3 actions taken by written consents	2
*	Chair

Audit Committee.    The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting processes, our internal control and disclosure control systems, the integrity and audits of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. The Committee’s duties and responsibilities are set forth in the Audit Committee Charter. The main duties of the Committee are to appoint our independent registered public accounting firm, subject to shareowner approval; approve all audit and audit-related fees and services and permitted non-audit fees and services of our independent registered public accounting firm; review with our independent registered public accounting firm and management our annual audited and quarterly financial statements; discuss periodically with management our quarterly earnings releases; and review with our independent registered public accounting firm and management the quality and adequacy of our internal controls. All members of the Audit Committee meet the independence and financial literacy standards and requirements of the NYSE and the SEC. The Board has determined that Messrs. Istock, Speer and Yontz qualify as “audit committee financial experts” as defined by the SEC.

Board Composition and Governance Committee.    The principal functions of the Board Composition and Governance Committee are to consider and recommend to the Board qualified candidates for election as directors of the Corporation, to consider matters of corporate governance, and administer the Corporation’s related person transactions policy. The Committee annually assesses and reports to the Board on the performance of the Board of Directors as a whole and of the individual directors. The Committee also recommends to the Board the members of the committees of the Board and the terms of our Guidelines on Corporate Governance. All members of the Committee are independent directors as defined by the NYSE.

Compensation and Management Development Committee.    The principal functions of the Compensation and Management Development Committee are to evaluate the performance of our senior executives and plans for management succession and development, review the design and competitiveness of our compensation plans, review and approve salaries of corporate officers and review the salary plan for other executives who are direct reports to the Chief Executive Officer, review and approve corporate goals and objectives and administer our incentive, deferred compensation and long-term incentives plans pursuant to the terms of the respective plans. The Committee determines salaries, incentive compensation and long-term incentive awards for all corporate officers. All members of the Committee are independent directors as defined by the NYSE and are not eligible to participate in any of our plans or programs administered by the Committee, except our 2003 and 1995 Directors Stock Plans.

•

Role of Executive Officers. The Chief Executive Officer and certain other executives assist the Committee with its review of compensation of our corporate officers. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Review Process” below.

•

Role of Compensation Consultants. The Committee directly retained Towers Perrin as its outside compensation consultant. During fiscal 2007, Towers Perrin assisted the Committee with a comprehensive analysis of market data and its implications for pay at the Corporation, as well as various other compensation issues. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Review Process” below.

Technology, Environmental and Social Responsibility Committee.    The Technology, Environmental and Social Responsibility Committee reviews and assesses our technological activities as well as our policies and practices in the following areas: employee relations, with emphasis on diversity and inclusiveness; the protection and enhancement of the environment and energy resources; product integrity and safety; employee health and safety; and community and civic relations, including programs for and contributions to educational, cultural and other social institutions. All members of the Committee are independent directors as defined by the NYSE.

DIRECTOR COMPENSATION

Our director compensation program is designed to attract and retain qualified directors, fairly compensate directors for the time they must spend fulfilling their duties and align their compensation with the interests of shareowners. Directors receive a combination of cash and equity awards. Directors who are employees do not receive compensation for their director service. The table below sets forth compensation paid to our non-employee directors during fiscal 2007, which includes the following elements:

Annual Retainer.    Non-employee directors receive an annual retainer for serving on our Board. During fiscal 2007, the amount of this retainer was $87,000, of which $60,000 was paid in cash and $27,000 was paid in restricted stock under the 2003 Directors Stock Plan. The cash portion is paid in four installments on the first business day of each fiscal quarter. The restricted stock portion is awarded on the first business day of the fiscal year. The restricted stock vests upon retirement from the Board under the Board’s retirement policy, a change of control of the Corporation or resignation by reason of the antitrust laws, compliance with our conflict of interest policies, death, disability or other circumstances the Board determines not to be adverse to our best interests. Non-employee directors are entitled to any cash dividends paid on the restricted shares, but are not entitled to any dividends paid in shares until the restricted shares vest. Directors may elect to defer or receive restricted shares for all or any part of the cash portion of the annual retainer as discussed below. On November 7, 2007, we amended the 2003 Directors Stock Plan to provide for the grant of restricted stock units instead of restricted stock in all cases where restricted stock was granted to our directors. Grants of restricted stock units will have substantially identical terms and conditions as the grants of restricted stock.

Committee Fees.    Directors receive additional annual compensation for serving on committees of the Board. The fees are paid in cash in four installments on the first business day of each fiscal quarter. The fees for the Chair and for serving on certain committees are higher than others due to the greater work-load and responsibilities. Directors may elect to defer or receive restricted shares (or after November 7, 2007, restricted stock units) for all or any part of their committee fees as discussed below.

During the fiscal year ended September 30, 2007, annual committee fees were as follows:

	Audit Committee	Compensation & Management Development Committee	Board Composition & Governance Committee	Technology, Environmental & Social Responsibility Committee
Chair	$12,500	$9,000	$6,000	$5,000
Member	$ 7,500	$6,000	$4,000	$3,000

Effective October 1, 2007, the annual committee fees were amended as follows:

	Audit Committee	Compensation & Management Development Committee	Board Composition & Governance Committee	Technology, Environmental & Social Responsibility Committee
Chair	$25,000	$16,000	$12,000	$10,000
Member	$12,500	$ 8,000	$ 6,000	$ 5,000

Equity Awards.    Directors receive an annual grant of 500 shares of common stock pursuant to the 2003 Directors Stock Plan immediately after our Annual Meeting of Shareowners (and for directors elected after the Annual Meeting, a pro-rated number of shares are awarded upon election). On the same date, each non-employee director also receives an annual grant of options to purchase 1,500 shares of common stock pursuant to the 2003 Directors Stock Plan (and for directors elected after the Annual Meeting, a pro-rated number of options).

In addition, options to purchase 7,000 shares of our common stock are awarded under the 2003 Directors Stock Plan to each director upon his or her initial election to the Board.

All options vest  1/3 per year beginning on the first anniversary of the grant date.

Deferral Election.    Under the terms of our directors’ deferred compensation plan, directors may elect to defer all or part of the cash payment of Board retainer or committee fees until such time as the director specifies, with interest on deferred amounts accruing quarterly at 120% of the federal long-term rate set each month by the Secretary of the Treasury. In addition, under the 2003 Directors Stock Plan, each director has the opportunity each year to defer all of the annual grant of common stock and all or any portion of the cash retainer or committee fees by electing to instead receive restricted shares (or after November 7, 2007, restricted stock units) valued, in the case of deferrals of cash, at the closing price on the NYSE on the date each payment would otherwise be made in cash.

Other Benefits.    We provide each director with life insurance in the amount of $100,000. However, this benefit was discontinued in November 2007 and each director will receive in January 2008 a cash payment of $25,000 to compensate for its elimination. We reimburse directors for transportation, lodging and other expenses actually incurred in attending Board and committee meetings. We also reimburse directors for similar travel, lodging and other expenses for their spouses to accompany them to a limited number of Board meetings held as retreats to which we invite spouses for business purposes. The directors’ spouses are generally expected to attend Board meetings held as retreats. From time to time and when available, directors and their spouses are permitted to use our corporate aircraft for travel to Board meetings.

Directors are eligible to participate in a matching gift program under which we will match donations made to eligible educational, arts or cultural institutions. Gifts will be matched in any calendar year up to a maximum of $10,000. This same program is available to all of our U.S. salaried employees.

Stock Ownership Requirement.    Non-management directors are subject to stock ownership guidelines. To further the direct correlation of directors’ and shareowners’ economic interests, our Guidelines on Corporate Governance provide that non-management directors are required to own, within five years after joining the Board, shares of our common stock (including restricted shares and restricted stock units) equal in value to three times the portion of the annual retainer that is payable in cash. All directors, except Dr. Johnson, who has been a director since September 2005, meet the guidelines as of September 30, 2007.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid In Cash(1) ($)	Stock Awards(2)(4) ($)	Option Awards(3)(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	TOTAL ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Betty C. Alewine	69,000	58,505	24,338	0	0	20,589	172,432
Don H. Davis, Jr.(7)	21,333	27,000	0	0	0	4,538	52,871
Verne G. Istock	76,500	58,505	24,338	0	0	5,539	164,882
Barry C. Johnson	70,500	58,505	49,217	0	0	1,967	180,189
William T. McCormick, Jr.	72,000	58,948	29,715	0	0	18,745	179,408
Bruce M. Rockwell	71,000	58,948	29,715	0	0	14,477	174,140
David B. Speer	70,500	58,505	24,338	0	0	7,282	160,625
Joseph F. Toot, Jr.	73,000	58,505	29,715	0	0	24,642	185,862
Kenneth F. Yontz	71,500	58,948	24,338	0	0	19,528	174,314

(1)

This column represents the amount of cash compensation earned in 2007 for Board and committee service. As described above, directors may elect to receive restricted stock in lieu of their cash retainer fees.

(2)

This column represents the expense we recognized for restricted and non-restricted stock awards for financial statement reporting purposes for the fiscal year in accordance with Statement of Financial Accounting Standard 123(R) Share-Based Payment (“SFAS 123(R)”), except that pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts in this column include awards granted in fiscal 2007 and in previous years. Amounts we recognized under SFAS 123(R) have been determined using the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007. The amounts shown do not correspond to the actual value that may be realized by the directors. Each director received 500 shares of common stock under the 2003 Directors Stock Plan on February 7, 2007 (the date of our annual meeting) with a grant date fair value of $63.17 (calculated based on the closing price of our stock on the grant date ($63.17) for directors who elected to receive restricted shares) and $63.01 (calculated based on the average of the high and low prices of our stock on the grant date for directors who elected to receive non-restricted shares). On October 2, 2006 each director received 466 restricted shares with a grant date fair value of $27,000 in payment of the restricted stock portion of the annual retainer.

(3)

This column represents the expense we recognized for stock option awards for financial statement reporting purposes for the fiscal year in accordance with SFAS 123(R), except that pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts in this column include awards granted in fiscal 2007 and prior years. Amounts we recognized under SFAS 123(R) have been determined using the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007. The amounts shown do not correspond to the actual value that may be realized by the directors. Each director received options for 1,500 shares pursuant to the 2003 Directors Stock Plan on February 7, 2007 with an aggregate grant date fair value of $29,715.

(4)	The aggregate number of stock and option awards outstanding as of September 30, 2007 for the non-employee directors were as follows:

Director	Stock Awards * (#)	Option Awards (#)
Betty C. Alewine	8,684	17,000
Don H. Davis, Jr.	0	3,000	**
Verne G. Istock	3,461	14,000
Barry C. Johnson	1,013	10,750
William T. McCormick, Jr.	11,291	7,000
Bruce M. Rockwell	11,291	4,000
David B. Speer	6,040	14,000
Joseph F. Toot, Jr.	10,491	15,334
Kenneth F. Yontz	7,656	6,000

*	Includes restricted stock paid as part of the annual retainer, restricted stock issued in lieu of annual grants of shares that directors elected to receive in the form of restricted stock and, for Mr. Speer, 2,579 shares that he elected to receive in lieu of annual retainer fees that otherwise would have been paid in cash.

**	Does not include options for 1,200 shares that Mr. Davis received when he was our employee.

(5)

Aggregate earnings in fiscal 2007 on the directors’ deferred cash compensation balances were $20,406 for Ms. Alewine and $22,056 for Mr. Yontz. We do not pay “above market” interest on non-qualified deferred compensation; therefore, this column does not include these amounts.

(6)

This column consists of the amount of premiums we paid for a $100,000 life insurance policy provided to all non-employee directors, cash dividends paid on restricted shares and, for Ms. Alewine and Messrs. Davis, McCormick, Toot and Yontz, the Corporation’s matching donations of $10,000, $3,405, $10,000, $5,000 and $10,000, respectively, under our matching gift program. The aggregate amount of perquisites and personal benefits provided to each non-employee director was less than $10,000. During fiscal 2007, on two occasions Board meetings were held as retreats at which we provided leisure activities for the directors and their spouses. The directors’ spouses generally are expected to attend Board retreats.

(7)	Mr. Davis retired as a director immediately before the 2007 Annual Meeting held on February 7, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Corporation’s financial reporting processes, its internal control and disclosure control systems, the integrity and audits of its financial statements, the Corporation’s compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm and the performance of its internal audit function and independent registered public accounting firm.

Our Committee’s roles and responsibilities are set forth in a written Charter adopted by the Board, which is available on the Corporation’s website at www.rockwellautomation.com under the heading “About Us”, then the heading “Investor Relations”. We review and reassess the Charter annually, and more frequently as necessary to address any changes in NYSE corporate governance and SEC rules regarding audit committees, and recommend any changes to the Board for approval.

Management is responsible for the Corporation’s financial statements and the reporting processes, including the system of internal control. Deloitte & Touche LLP (D&T), the Corporation’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and on the Corporation’s internal control over financial reporting.

Our Committee is responsible for overseeing the Corporation’s overall financial reporting processes. In fulfilling our responsibilities for the financial statements for fiscal year 2007, we:

•	Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2007 with management and D&T;

•	Reviewed management’s assessment of the Corporation’s internal control over financial reporting and D&T’s report pursuant to Section 404 of the Sarbanes-Oxley Act;

•	Discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

•	Received written disclosures and the letter from D&T regarding its independence as required by Independence Standards Board Standard No. 1. We also discussed with D&T its independence.

We reviewed and approved all audit and audit-related fees and services. For information on fees paid to D&T for each of the last two years, see “Proposal to Approve the Selection of Independent Registered Public Accounting Firm” on page 45.

We considered the non-audit services provided by D&T in fiscal year 2007 and determined that engaging D&T to provide those services is compatible with and does not impair D&T’s independence.

In fulfilling our responsibilities, we met with the Corporation’s General Auditor and D&T, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation’s internal control over financial reporting and the overall quality of the Corporation’s financial reporting. We considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit processes that we determined appropriate. We also met separately with the Corporation’s Chief Executive Officer, Chief Financial Officer, Controller, General Counsel and Ombudsman.

Based on our review of the audited financial statements and discussions with, and the reports of, management and D&T, we recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the SEC.

The Audit Committee has selected D&T as the independent registered public accounting firm of the Corporation for the fiscal year ending September 30, 2008, subject to the approval of shareowners.

Audit Committee

Verne G. Istock, Chairman

Barry C. Johnson

David B. Speer

Kenneth F. Yontz

OWNERSHIP OF EQUITY SECURITIES BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership, reported to us as of October 31, 2007, of our common stock, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of stock options) of each director, each executive officer listed in the table on page 29 (named executive officers) and of these persons and other executive officers as a group.

	Beneficial Ownership on October 31, 2007
Name	Shares of Common Stock(1)		Options(2)	Total Shares(1)	Percent of Class(3)
Betty C. Alewine	11,540	(4)	14,000	25,540	—
Verne G. Istock	12,242	(4)	11,000	23,242	—
Barry C. Johnson	2,644	(4)	5,666	8,310	—
William T. McCormick, Jr.	20,072	(4)	4,000	24,072	—
Keith D. Nosbusch	117,908	(5,6)	1,383,785	1,501,693	—
Bruce M. Rockwell	43,652	(4)	1,000	44,652	—
David B. Speer	9,321	(4)	11,000	20,321	—
Joseph F. Toot, Jr.	24,072	(4)	12,334	36,406	—
Kenneth F. Yontz	28,437	(4)	3,000	31,437	—
Theodore D. Crandall	37,904	(5,6)	220,554	258,458	—
Steven A. Eisenbrown	26,836	(5,6)	180,932	207,768	—
Douglas M. Hagerman	16,953	(5,6)	114,169	131,122	—
John P. McDermott	34,497	(5,6)	153,067	187,564	—
James V. Gelly	19,255	(5,6)	20,933	40,188	—
Joseph D. Swann	38,320		272,150	310,470	—
All of the above and other executive officers as a group (25 persons)	573,207	(4,5,6)	2,845,242	3,418,449	2.25%

(1)	Each person has sole voting and investment power with respect to the shares listed (either individually or with spouse).

(2)	Represents shares that may be acquired upon the exercise of outstanding stock options within 60 days.

(3)

The shares owned by each person, and by the group, and the shares included in the number of shares outstanding have been adjusted, and the percentage of shares owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

(4)

Includes 9,065; 3,842; 1,394; 11,672; 11,672; 6,421; 10,872; and 8,037 shares granted as restricted stock under the 1995 and 2003 Directors Stock Plans or otherwise as compensation for services as directors for Ms. Alewine and Messrs. Istock, Johnson, McCormick, Rockwell, Speer, Toot and Yontz, respectively.

(5)

Includes shares held under our savings plan. Does not include 961; 904; 1,843; 1,729; 126; 330; and 6,682 share equivalents for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman, McDermott, Gelly and the group, respectively, held under our supplemental savings plan.

(6)

Includes 19,900; 5,200; 5,800; 4,700; and 4,500 shares granted as restricted stock under the 2000 Long-Term Incentives Plan for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and McDermott, respectively, which vest on November 7, 2008 and December 6, 2009, 18,800 shares held as restricted stock by Mr. Gelly under his Separation Agreement (see “Executive Compensation—Potential Payments upon Termination or Change of Control”) with the Corporation, and 152,575 shares granted as restricted stock for the group.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our long-term growth and performance strategy, depicted in the graphic below, seeks sustained organic growth through expanding our served markets and enhancing our market access. We have developed a strong productivity culture that has allowed us to reinvest in organic growth. We believe that our employees’ knowledge of our customers, their applications, and our technology is a key factor that makes this strategy work. We also believe that it is important to align the compensation of our leadership with this strategy and therefore we choose the factors in our short and long-term incentive plans, among other things, to focus the management team’s efforts in the areas that measure and are critical to the success of this strategy.

Under the supervision of the Compensation and Management Development Committee of our Board of Directors (the Compensation Committee), we have developed and implemented compensation plans, programs and policies intended to attract and retain executive talent and “pay for performance”, including the creation of shareowner value. Our compensation programs include base salary, annual incentive compensation, long-term incentives, defined benefit and defined contribution pension plans and a limited perquisite package.

The following table highlights the principal purposes of the main elements of our compensation programs:

	Attraction & Retention	Pay for Performance
		Current Year Financial & Operational Performance	Long-Term Financial Performance	Creation of Shareowner Value
Base Salary	X	X
Annual Incentive Compensation	X	X		X
Long-Term Incentives	X		X	X
Perquisites	X
Pension Plans	X

The quality of our leadership has a direct impact on our performance, and therefore a major purpose of our compensation programs is to attract and retain and motivate high quality executives. We believe that a significant portion of an executive’s compensation should be directly linked to our performance and the creation of shareowner value. In fiscal year 2007, on average 75% of the total direct compensation of our named executive officers, excluding Mr. Swann, was performance-based, and 55% to 68% of total direct compensation of our named executive officers, excluding Mr. Swann, was in the form of long-term incentives directly linked to the creation of shareowner value. Total direct compensation consists of base salary, annual incentive compensation and long-term incentives.

2007 Total Direct Compensation Mix

*	Average mix for other named executive officers (NEOs) excluding Mr. Swann.

Compensation Review Process

We evaluate and take into account market data in setting each element of our corporate officers’ compensation. As we do not believe that a peer group of companies directly comparable to us exists, we instead participate in and use the results of the database of executive compensation surveys of major companies (the Major Companies) provided by Towers Perrin and Hewitt Associates (collectively, the Survey Providers). The Towers Perrin database includes data for over 800 companies and the Hewitt Associates database includes data for over 700 companies. In setting compensation levels for each element of pay, we analyze data relating to the Major Companies using regression analyses developed by the Survey Providers based on our sales. The market data analysis is typically the starting point for, and a significant factor in, our compensation determinations, but is not the only factor as we also consider the scope of the individual corporate officer’s responsibilities and more subjective factors, such as the Compensation Committee’s (and the CEO’s in the case of other corporate officers) assessment of the corporate officer’s individual performance and expected future contributions and leadership.

The Compensation Committee has also engaged Towers Perrin, an independent executive compensation consulting firm that is directly accountable to the Compensation Committee, to provide advice on compensation trends and market information to assist the Compensation Committee in fulfilling its duties. Towers Perrin does not provide any other services to us, although prior to 2007 they acted as the actuary for our United Kingdom pension plan and in 2007 they performed transition work in connection with ceasing that role.

We consider the total compensation (earned or potentially available) of each of the named executive officers and the other corporate officers in establishing each element of compensation. As part of our compensation review process we conduct a total compensation or “Tally Sheet” review with the Compensation Committee for each of our corporate officers in which we review all elements of compensation, including base salary, annual incentives, long-term incentive grants, perquisites, health benefits and retirement and termination benefits. This review includes a consideration of amounts to be paid and other benefits accruing to our corporate officers upon their retirement or other termination of employment. We consider the potential outcomes of annual incentives and long-term incentive grants under a variety of scenarios from low to high performance. We also review the corporate officers’ current balances in various compensation and benefit plans and the perquisites they receive.

We also review the amounts of prior equity grants held by our corporate officers, but do not take these values into account in determining future long-term incentive grants for the following reasons:

•	we want to encourage long-term holding of equity grants, rather than encourage early sales in order to receive future grants;

•

we have share ownership guidelines for our corporate officers that we believe provide the appropriate balance in retaining equity to align the financial interests of our corporate officers with those of our shareowners;

•	our corporate officers are not allowed to sell equity, net of taxes, if they are not above our ownership guidelines; and

•	we want to continue to provide additional incentives for increasing shareowner value.

In making determinations and recommendations regarding each of our corporate officers’ base salaries, annual incentive compensation and long-term incentives, the Compensation Committee and the CEO also consider internal comparisons to the base salaries, annual incentive compensation and long-term incentives provided to our other corporate officers.

Role of Management.    The Compensation Committee assesses the performance of the CEO and sets the CEO’s compensation in executive session without the CEO present. The CEO reviews the performance of our other corporate officers, including the named executive officers, with the Compensation Committee and makes recommendations regarding each element of their compensation for the Compensation Committee’s review and approval. The Compensation Committee and the CEO are assisted in their review by Towers Perrin, the Senior Vice President, Human Resources and the Vice President, Compensation & Benefits. The other named executive officers do not play a role in their own compensation determination other than discussing their performance with the CEO.

Elements of Compensation

Base Salary

We set base salaries for our corporate officers generally at the median of the Major Companies, using regression analyses developed by the Survey Providers based on our sales. However, the Compensation Committee may deviate from the median in setting base salaries based on the scope of the individual’s responsibilities and more subjective factors, such as the Compensation Committee’s (and the CEO’s in the case of other corporate officers) assessment of the corporate officer’s individual performance and expected future contributions and leadership. The Compensation Committee reviews base salaries for our corporate officers every year.

Annual Incentive Compensation

Our annual incentive compensation plans (ICP) are designed to reward our executives for achieving Corporation and business segment results and for individual performance. Under our ICP, we establish for each executive at the start of each fiscal year an incentive compensation target equal to a percentage of the individual’s base salary. The target for annual incentive compensation is generally the median of the Major Companies, using regression analyses developed by the Survey Providers based on our sales. Actual incentive compensation payments under our ICP may be higher or lower than the incentive compensation target based on financial, operating and individual performance as described below.

In the early part of each fiscal year, the CEO reviews with the Compensation Committee, and the Compensation Committee establishes, financial and operating goals for the fiscal year for purposes of our ICP. These goals include:

•	measurable financial and operating goals with respect to our overall performance;

•	for certain corporate officers engaged in our business segments, measurable financial goals with respect to the performance of those business segments;

•	individual and leadership goals that in part require more subjective assessments; and

•	a threshold for any payments to be made under our ICP.

Each year, the Compensation Committee allocates a weighting of the target incentive compensation among the various goals that it establishes. For certain of these goals, participants do not receive any credit under our ICP unless the results for those goals exceed our prior year’s financial performance.

After the end of the fiscal year, the Compensation Committee and the CEO evaluate our performance and the performance of our business segments and consider the results against the pre-established goals. As a starting point, target amounts under our ICP are generally earned if we achieve our financial and operating goals set for the year, above-target amounts are earned for superior performance and below-target amounts are earned if we fail to achieve these goals. Awards to each corporate officer under our ICP may be adjusted based on the Compensation Committee’s assessment (and except in the case of the CEO, based on the CEO’s recommendation) as to the individual’s achievement of individual goals and objectives and certain more subjective assessments of leadership acumen and the individual’s expected future contributions. Accordingly, while achieving our financial and operating goals is extremely important in determining our annual incentive compensation, the Compensation Committee maintains discretion to adjust annual incentive compensation upward or downward, notwithstanding achievement of these goals. For 2007, the Compensation Committee determined in the early part of the year that no payments were to be made under our ICP if the earnings per share performance was below the previous year’s results. In addition, under our Annual Incentive Compensation Plan for Senior Executive Officers (“Senior ICP”), which applies to the CEO and our four other most highly compensated corporate officers, annual incentive compensation payments to those corporate officers in total may not exceed 1% of our applicable net earnings (as defined in that plan) with the CEO’s maximum payment not to exceed 35% of the available funds, and each of the other four corporate officers maximum payouts not to exceed 15% of the available funds.

The annual incentive compensation for Messrs. Nosbusch, Hagerman and McDermott was based upon our overall performance and the annual incentive compensation for Messrs. Crandall and Eisenbrown was based upon a combination of our overall performance and the performance of their segments. The annual incentive compensation for Mr. Gelly was based on his severance agreement. The annual incentive compensation for Mr. Swann was based upon the performance of the Power Systems business for the period of time we owned it.

The following table shows our principal 2007 financial goals used for determining awards under our ICP for fiscal 2007 and our performance against those goals:

	ICP FACTORS
	Sales(1)		EPS or EBITDA(2)		Return on Invested Capital(4)		Free Cash Flow(5)
	Goal	Performance	Goal(3)	Performance(3)	Goal	Performance	Goal	Performance(5)
Corporation	$4,900 million	$4,865 million	$3.70	$3.96	23.4%	24.1%	$636 million	$555 million
Architecture & Software	$2,203 million	$2,178 million
Control Products & Solutions	$2,697 million	$2,687 million
Power Systems(6)	$331 million	$339 million	$68 million	$71 million	4.2%	4.5%	$46 million	$37 million

The Committee viewed the 2007 goals as aggressive goals that would be challenging to achieve in light of business conditions. Our sales goal for the Corporation’s continuing operations reflects an increase of 8% over fiscal 2006 actual performance. Our goals for EPS, EBITDA, ROIC and Free Cash Flow required substantial increases compared to fiscal 2006 actual performance. To meet these goals, our executives had to execute effectively our business strategy, including growth and productivity initiatives. Accordingly, the Committee viewed our 2007 performance as a strong achievement.

(1)

Sales for the Corporation are for continuing operations only and exclude the effect of changes in currency exchange rates ($89.5 million) and acquisitions ($49.6 million). Sales for Architecture & Software exclude the effect of changes in currency exchange rates ($43.8 million). Sales for Control Products & Solutions exclude the effect of changes in currency exchange rates ($45.7 million) and acquisitions ($49.6 million). We determine the effect of changes in currency exchange rates for this internal performance measure by translating the respective period’s sales using currency exchange rates that were incorporated into our 2007 annual operating plan. We determine the effect of acquisitions by excluding sales in the current year for which there are no sales in the prior year.

(2)	Rockwell Automation was measured on earnings per share (EPS). Power Systems was measured on earnings before interest, taxes, depreciation and amortization and other non-cash charges (EBITDA).

(3)

The $3.70 goal was diluted earnings per share from continuing operations excluding special charges and the effect of acquisitions and including Power Systems net income from operations prior to the divestiture. The Corporation’s earnings per share performance amount of $3.96 is calculated as follows: (a) diluted earnings per share from continuing operations of $3.53, plus (b) special charges recorded during 2007 of $0.17 per diluted share, plus (c) Power Systems operating results for the four months ended January 31, 2007 of $0.26 per diluted share. Acquisitions had no significant effect on diluted earnings per share.

(4)	For a complete definition and explanation of our calculation of return on invested capital, see Supplemental Financial Information on page 54.

(5)

We calculated the $555 million in free cash flow performance for this internal performance measure as cash provided by continuing operations operating activities ($444.9 million), plus excess income tax benefit from stock option exercises ($27.1 million), plus tax payments related to the gain on divestiture of Power Systems ($190.0 million), plus special contributions to the Rockwell Automation Charitable Corporation ($5.0 million), plus cash payments for special charges ($5.0 million), plus Power Systems results for the four months ended January 31, 2007 ($14.0 million), minus capital expenditures ($131.0 million). In the first quarter of 2006, we adopted FAS 123(R), which requires that we report excess tax benefits related to share-based compensation as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flow in order to generally classify cash flows arising from income taxes as operating cash flows. U.S. federal and state income taxes paid as a result of the gain on sale of the principal businesses of our former Power Systems operating segment have been classified within continuing operations consistent with the cash proceeds. These taxes paid in 2007 have been excluded from free cash flow to present free cash flow that is representative of the performance of our continuing businesses. Our definition of free cash flow for this internal performance measure also takes into consideration the capital investment required to maintain the operations of our businesses and execute our strategy as well as other one-time or special charges. Messrs. Nosbusch, Crandall, Eisenbrown, Gelly, Hagerman and McDermott were measured on Corporation free cash flow. Mr. Swann was measured on Power Systems free cash flow.

(6)

Power Systems goals are based upon four months of the fiscal 2007 annual operating plan. The plan was pro-rated to reflect the period of time that Power Systems was part of Rockwell Automation. Sales performance of $339 million excludes the effect of changes in currency exchange rates ($1.6 million). We determine the effect of changes in currency exchange rates for this internal performance measure by translating the respective period’s sales using currency exchange rates that were incorporated into our 2007 annual operating plan. EBITDA performance of $71 million consists of segment operating earnings ($59.4 million), plus share-based compensation expense ($1.3 million) plus depreciation and amortization expense ($10.7 million). Return on invested capital is calculated as the total of (a) segment operating earnings ($59.4 million), plus (b) share-based compensation expense ($1.3 million), less (c) income tax expense ($19.4 million) divided by average invested capital ($927.6 million). Free cash flow is calculated as segment operating earnings ($59.4 million) less the increase in net assets employed from September 30, 2006 through January 31, 2007 ($22.3 million).

Long-Term Incentives

The principal purposes of our long-term incentives are to reward management for creating shareowner value and to align the interests of management with shareowners. Our long-term incentive awards are designed to reward the increase in both absolute and relative shareowner value. Our annual long-term incentive awards include a combination of stock options, performance shares and restricted stock.

We grant annual long-term incentive awards with an aggregate anticipated value that is generally set between the 50th and 75th percentile of the Major Companies using the Towers Perrin executive compensation database, using a regression analysis developed by Towers Perrin based on our sales (the Hewitt Associates executive compensation database does not provide a regression analysis on long-term equity incentives). We calculate the number of options and shares based on the anticipated value of these grants using the 90 day average of our stock price prior to the September 1 before the grant. We use this approach to avoid single day anomalies in our stock price when determining the anticipated value of the long-term incentive grants. Actual value of the grants to our executives may be different, either up or down, based upon the stock price on the day of the grant, and the ultimate amount realized by the executives from the grants. We generally make long-term incentive grants near the beginning of each fiscal year at the same time the Compensation Committee performs our annual management performance evaluation and takes other compensation actions. Annual equity grants for corporate officers occur on the same dates as our annual equity grants for our other professional and managerial employees, which in fiscal 2007 was the date of the Compensation Committee’s December meeting. As the grant date for our annual long-term incentive awards generally occurs at a

Compensation Committee meeting held in the first quarter of our fiscal year, the grant date is effectively set approximately one year in advance when all Compensation Committee meetings for the next year are scheduled. We do not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of information based on equity award grant dates.

The CEO recommends to the Compensation Committee the equity grants for other executives, and the Compensation Committee approves all equity grants for executives. We also at times award equity grants to new executives as they are hired or recently promoted executives during the year. These grants are approved by the Compensation Committee, and the grant date is the later of the date the Compensation Committee approves the grant or the start date of the new executive.

In fiscal 2007, our equity grants to vice presidents and above had three components. We targeted stock options at approximately 5/8 of the anticipated value of the long-term incentive grant, performance shares at approximately 1/4 of the anticipated value of the grant and restricted stock at approximately 1/8 of the anticipated value of the grant. We determined this allocation of equity vehicles taking into account a review of approximately 270 proxy statements of Fortune 500 companies that had been filed as of March 31, 2007. This review was conducted by Towers Perrin. Compared to this review, we grant a greater percentage of our long-term incentives as stock options and performance shares than market practice because we believe that a greater proportion of long-term incentives should depend on an increase in shareowner value, both absolute and relative to other companies in the S&P 500 Index.

Options:    We believe that stock options are an appropriate vehicle to reward management for increases in shareowner value, as they provide no value if share price does not increase. Our stock option grants vest in 1/3 increments at one, two and three years from the grant date and have a ten year life. The exercise price of all stock option grants is the fair market value of our stock at the close of trading on the date of the grant. Our long-term incentive plan does not allow us to reprice stock options. During fiscal year 2007, stock options equal to approximately 0.7% of the average outstanding shares during the year were granted to executives and other employees. Total options outstanding at the end of the 2007 fiscal year were approximately 4.9% of outstanding shares. The Compensation Committee takes these figures into account when determining the annual option grant.

Performance Shares:    Performance shares are designed to reward management for our relative performance compared to the performance of companies in the S&P 500 Index over a three-year period. The payout in respect of performance shares granted in November 2005, December 2006 and December 2007 will be made in shares of our common stock or cash, and will range from zero to 200% of the target based on our total shareowner return compared to the performance of companies in the S&P 500 Index over a three-year period. The payouts will be at zero, the target amount and the maximum amount if our total shareowner return is equal to or less than the 30th percentile, equal to the 60th percentile and equal to or greater than the 75th percentile of the total shareholder return of companies in the S&P 500 Index, respectively, over the applicable three-year period, with the payout interpolated for results between those percentiles.

Restricted Stock:    We grant restricted shares primarily in order to retain high quality executives. Accordingly, restricted shares generally do not vest until three years after the grant date.

Perquisites

The principal purpose of our perquisite package is to attract and retain high quality corporate officers. During fiscal 2007, our corporate officers received a limited perquisite package that included an automobile allowance, social and country club memberships, financial counseling services, personal liability insurance, tickets to cultural and sporting events, recreational activities at Board retreats, spouse travel and recreational activities at Board retreats and annual physical. However, effective October 1, 2007, we discontinued the automobile allowance, social and country club membership and financial counseling services for all corporate officers. The CEO did not receive any of these discontinued

perquisites during fiscal 2007. The Compensation Committee took into account the discontinuation of these perquisites in determining our corporate officers’ base salaries for 2008.

Other

With regard to other benefits, our corporate officers do not receive anything different than other eligible U.S. salaried employees. They participate on the same basis as other eligible U.S. salaried employees in:

•	our health and welfare plans, pension plan and 401(k) savings plan;

•

our non-qualified pension and savings plans; these plans use the same formulas as our qualified plans and provide benefits that may not be paid under our qualified plans due to Internal Revenue Code limitations; and

•	our deferred compensation plan; this plan offers investment measurement options similar to those in our 401(k) savings plan and does not have any guaranteed rates of return.

Compensation Deductibility

Internal Revenue Code Section 162(m) provides that we may not deduct in any taxable year compensation in excess of one million dollars paid in that year to our chief executive officer and our other four most highly compensated executive officers unless the compensation is “performance based”. Grants of stock options, performance shares and awards under our Annual Incentive Compensation Plan for Senior Executive Officers are considered “performance based” compensation for this purpose. Base salaries, restricted stock awards and other annual incentive compensation awards do not qualify as “performance based” compensation for this purpose. With the exception of the Power Systems divestiture bonus to Mr. Swann and restricted stock granted to Mr. Nosbusch, we do not anticipate that any portion of our fiscal year 2007 compensation to the named executive officers will exceed the deductibility limitations of Section 162(m).

Change of Control and Severance Agreements

We do not have employment contracts with any corporate officers. However, we had change of control agreements with Messrs. Nosbusch and Hagerman, which expired on September 30, 2007, and with Mr. Gelly, which terminated when he resigned as CFO in April 2007. In November 2007, we entered into new change of control agreements with Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and McDermott and certain other corporate officers. There are two main purposes of these agreements.

•

First, they provide protection for the executive officers who would negotiate any potential acquisitions of the Corporation, thus encouraging them to negotiate a good outcome for shareowners, without concern about their continued employment after an acquisition.

•

Second, the agreements seek to ensure continuity of business operations during times of potential uncertainty by removing the incentive to seek other employment in anticipation of a possible change of control.

In short, they seek to ensure that we may rely on key executives to continue to manage our business consistent with our best interests and the best interests of our shareowners despite concerns for personal risks. For a description of these change of control agreements, see “Potential Payments Upon Termination or Change of Control” below.

In the case of terminations other than those to which our change of control agreements apply, we have no severance agreements in place. However, in the past we have at times entered into severance agreements with executives upon termination of their employment with the terms and conditions depending upon the individual circumstances of the termination, the transition role we expect from the executive and our best interests.

In April 2007, Mr. Gelly resigned as CFO. In light of the transition role we expected from Mr. Gelly and our desire to obtain his agreement not to compete and not to solicit our employees, we negotiated a severance agreement with him. Mr. Gelly remained our employee until September 30, 2007, and was available to provide advice and counsel to Mr. Crandall and Mr. Nosbusch on an as requested basis. Under his severance agreement, we agreed to:

•	continue to pay Mr. Gelly his base salary and provide continuing benefits through September 30, 2007;

•	pay Mr. Gelly one year’s annual base salary at the rate of $495,000 as severance pay;

•	pay Mr. Gelly an annual bonus for fiscal year 2007 under our ICP;

•	accelerate the vesting of stock options to purchase 76,667 shares of our common stock held by Mr. Gelly that were scheduled to vest between November 7, 2007 and December 6, 2008;

•	accelerate the vesting of 5,800 shares of restricted stock that were scheduled to vest on November 7, 2008 and December 6, 2009;

•	continue Mr. Gelly’s automobile allowance and other executive perquisites through September 30, 2007; and

•	provide outplacement for up to one year.

Under Mr. Gelly’s agreement, any shares of our common stock acquired upon exercise of the accelerated stock options and pursuant to the vesting of the restricted stock awards will be held in escrow by us until December 31, 2007 and subject to forfeiture if Mr. Gelly does not satisfy his obligations under this agreement through that date. In addition, as a condition to receiving the benefits described above, Mr. Gelly agreed:

•	to abide by our insider trading policies and stock trading protocols;

•	to certain non-disparagement, non-solicitation and confidentiality provisions; and

•	not to compete with us in any businesses about which Mr. Gelly received our confidential information or trade secrets through May 1, 2009.

Executive Stock Ownership

We believe our focus on “pay for performance” is sharpened by aligning closely the financial interests of our corporate officers with those of shareowners. Accordingly, we have set the following minimum ownership guidelines for corporate officers. These guidelines must be met within 5 years after becoming a corporate officer.

Common Stock Market Value (multiple of base salary)
Chief Executive Officer	5
Senior Vice Presidents	3
Other Corporate Officers	1.5

Shares owned directly (including restricted shares) or through our savings plans (including share equivalents under our non-qualified savings plans) and the after-tax value of vested unexercised stock options are considered in determining whether a corporate officer meets the guidelines, except that no more than 50% of the guidelines can be met by the after-tax value of unexercised vested stock options. At September 30, 2007, the 15 corporate officers subject to the guidelines owned an aggregate of 371,103 shares (including share equivalents under our non-qualified savings plans) of our common stock, with an aggregate market value of $25.8 million at September 30, 2007. As of September 30, 2007, 13 corporate officers met the guidelines. The 2 corporate officers who did not meet the guidelines became corporate officers within the past year and thus are within the transition period for meeting the guidelines. If a corporate officer subject to the guidelines does not make appropriate progress to meet the guidelines, the corporate officer’s future long-term incentive grants may be adversely affected.

Compensation of the Chairman of the Board and Chief Executive Officer

Mr. Nosbusch’s base salary was increased to $1,000,000 from $925,000 in December 2006. His total annual compensation continues to depend significantly on incentive compensation tied to the Compensation Committee’s assessment of his and our performance. The Compensation Committee considers the market value for chief executive officers, the CEO’s salary as a multiple of other named executives officers, and Mr. Nosbusch’s performance in determining his compensation. His salary is approximately at the median for his position as compared to the Major Companies, using regression analyses developed by the Survey Providers based on our sales.

Near the beginning of fiscal 2007, we granted to Mr. Nosbusch options for 115,400 shares, 8,700 restricted shares and 20,400 performance shares. Consistent with our executive compensation philosophy, the anticipated value of this grant was between the 50th and 75th percentile of long-term incentives grants to CEOs of the Major Companies using the regression analysis developed by Towers Perrin based on our sales. In determining these grants, the Compensation Committee considered:

•

information on Mr. Nosbusch’s total compensation compared to the total compensation of chief executive officers, including the value of long-term incentives, of the Major Companies in the Towers Perrin executive compensation database, using a regression analysis developed by Towers Perrin based on our sales. The data showed that Mr. Nosbusch’s total compensation and long-term incentives compensation are consistent with our compensation philosophy and are largely based on performance;

•

internal comparisons with the other named executive officers. Mr. Nosbusch’s pay relative to the other named executive officers is in line with the survey data of CEOs to other named executive officers of the Major Companies using the regression analyses developed by the Survey Providers. Mr. Nosbusch’s pay relative to the other named executive officers reflects his greater level of responsibility and accountability;

•

historical information regarding Mr. Nosbusch’s long-term compensation opportunities. This information indicated that Mr. Nosbusch’s long-term compensation opportunities have yielded significant realized and unrealized value for Mr. Nosbusch, particularly with respect to equity awards. The value is a product of Mr. Nosbusch’s long service to the Corporation, the fact that he has held his equity awards rather than cashing them in, and most importantly, the significant return to shareowners who have benefited along with Mr. Nosbusch. We believe this is in line with the creation of shareowner value objective of our pay for performance philosophy; and

•

Mr. Nosbusch’s past and expected future contributions to our long-term performance. The Committee concluded that Mr. Nosbusch has contributed significantly to our growth and profitability and is expected to continue to contribute to our success for the benefit of shareowners, customers, and other stakeholders.

In determining Mr. Nosbusch’s annual incentive compensation for 2007, the Compensation Committee concluded that under his leadership in 2007 we had strong financial and operating performance. In addition, the Compensation Committee recognized the 21.7% total return to shareowners during the 2007 fiscal year. The Committee also considered:

•	the payout earned due solely to our performance compared to pre-established financial goals;

•	Mr. Nosbusch’s personal performance and our performance in light of what the Committee viewed as difficult goals;

•

information on Mr. Nosbusch’s annual cash compensation compared to annual cash compensation of chief executive officers of the Major Companies in the Survey Providers database, using regression analyses developed by the Survey Providers based on our sales; and

•	ICP awards for other named executive officers.

The following line graph compares the cumulative total shareowner return on our common stock against the cumulative total return of the S&P 500 Index for the period of five years from October 1, 2002 to September 30, 2007, assuming in each case a fixed investment of $100 at the respective closing prices on September 30, 2002 and reinvestment of all dividends.

The cumulative total returns on Rockwell Automation common stock and the S&P 500 Index as of each September 30, 2002-2007 plotted in the above graph as follows:

	2002	2003	2004	2005	2006	2007
Rockwell Automation*	$100.00	$166.06	$249.65	$346.37	$385.92	$469.84
S&P 500 Index	100.00	124.40	141.65	159.01	176.17	205.13
Cash dividends per common share	0.66	0.66	0.66	0.78	0.90	1.16

*	Includes the reinvestment of all dividends in our common stock

We believe the outstanding return to shareowners shown in this graph indicates that our pay-for-performance philosophy and our emphasis on long-term incentives have served well the interests of shareowners.

Based on the foregoing, Mr. Nosbusch was awarded $1,100,000 in annual incentive compensation, which was 110% of his target incentive and a 10% increase to the award that was earned due solely to our performance compared to pre-established financial goals.

Compensation of Other Named Executive Officers

In determining the compensation for Messrs. Crandall, Eisenbrown, Gelly, Hagerman, and McDermott we considered:

•	the market data for their positions;

•	internal equity between each named executive officer and our other corporate officers; and

•	our performance and the performance of their organizations (where applicable) as well as their performance compared to their operating and leadership objectives.

In December 2006, the base salaries for Messrs. Crandall, Eisenbrown and Gelly were increased to $495,000, Mr. Hagerman to $450,000, and Mr. McDermott to $400,000. Mr. Swann did not receive any increase to base salary in 2007 as he had announced his intention to retire during the first half of the year.

At the beginning of fiscal 2007, Messrs. Crandall, Eisenbrown and Gelly were granted options for 31,400 shares, 2,400 restricted shares and 5,600 performance shares. Messrs. Hagerman and McDermott were granted options for 25,100 shares, 1,900 restricted shares and 4,500 performance shares. Consistent with our executive compensation philosophy, in determining these grants, we considered:

•

information on the corporate officers’ total compensation compared to the compensation of similar positions at the Major Companies in the Towers Perrin executive compensation database, using a regression analysis developed by Towers Perrin based on our sales;

•	internal comparisons with other corporate officers;

•	historical information regarding their long-term compensation opportunities; and

•	past and expected future contributions to our long-term performance.

Mr. Swann did not receive a long-term incentive grant in fiscal 2007 as he had announced his intention to retire during the first half of the year.

In determining the annual ICP payouts for Messrs. Crandall, Eisenbrown, Hagerman and McDermott, we considered our performance relative to our financial and operating goals, the individual corporate officer’s achievement of individual goals and objectives and certain more subjective assessments of leadership acumen and the individual’s expected future contributions, and for Messrs. Crandall, Eisenbrown and McDermott, the performance of their respective organizations. In December 2007, they were awarded the following bonuses:

	ICP Payout	Percent of Target	Increase in Award Above Award that was Earned Due Solely to Performance Compared to Pre-established Financial Goals
Theodore D. Crandall	$350,000	113%	12%
Steven A. Eisenbrown	$311,000	102%	2%
Douglas M. Hagerman	$300,000	106%	6%
John P. McDermott	$225,000	90%	0%

In addition to the considerations discussed above, Mr. Crandall’s ICP payout was increased to recognize his performance as interim CFO, Mr. Eisenbrown’s ICP payout was increased to reflect the progress we have made on our process initiative and Mr. Hagerman’s ICP payout was increased to reflect his leadership of our compliance initiatives and his role in the Power Systems divestiture.

Based on his severance agreement, the ICP payout for Mr. Gelly was $310,600, which was 100% of his target incentive.

Mr. Swann received an ICP payout related to the performance of the Power Systems business for the four months that it was part of Rockwell Automation. Based on that performance, which exceeded most of the goals we established for that business, Mr. Swann’s bonus was $88,200 or 126% of his target incentive. There was no increase in Mr. Swann’s award from the award that was earned due solely to performance compared to pre-established financial goals. In addition, Mr. Swann received a bonus for the divestiture of the Power Systems business under an incentive bonus agreement we entered into with Mr. Swann before the sale. Based on the $1.8 billion dollar purchase price and Mr. Swann’s role in the sale, he received the maximum payout under that agreement of $6 million.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation earned by each of the named executive officers for the fiscal year ended September 30, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	TOTAL ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Keith D. Nosbusch	2007	982,692	0	1,343,233	2,151,801	1,100,000	2,050,625	68,093	7,696,444
President & Chief Executive Officer

Theodore D. Crandall	2007	478,846	0	342,111	763,896	350,000	254,082	66,281	2,255,216
Senior Vice President & Chief Financial Officer(6)

Steven A. Eisenbrown	2007	481,154	0	378,679	592,792	311,000	364,129	64,186	2,191,940
Senior Vice President

Douglas M. Hagerman	2007	446,077	0	343,435	711,848	300,000	68,829	60,748	1,930,937
Senior Vice President, General Counsel & Secretary

John P. McDermott	2007	394,231	0	293,140	509,200	225,000	164,692	63,116	1,649,379
Senior Vice President

James V. Gelly	2007	521,798	0	183,179	1,022,592	310,600	0	653,674	2,691,843
Senior Vice President & Chief Financial Officer(7)

Joseph D. Swann	2007	151,038	6,000,000	63,708	66,022	88,200	(46,263)	30,361	6,353,066
Senior Vice President & President, Power Systems(8)

(1)

This column represents the expense we recognized for all outstanding restricted stock and performance shares for financial statement reporting purposes for the fiscal year in accordance with SFAS 123(R), except that pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts in this column include awards granted in fiscal 2007 and in previous years. Amounts we recognized under SFAS 123(R) have been determined using the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007. The amounts shown do not correspond to the actual value that may be realized by the named executive officers. For additional information on awards made in the fiscal year, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards Table below.

(2)

This column represents the expense we recognized for outstanding stock option awards for financial statement reporting purposes for the fiscal year in accordance with SFAS 123(R), except that pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts in this column include awards granted in fiscal 2007 and in previous years. Since Messrs. Nosbusch, Eisenbrown and McDermott are eligible for retirement, under SFAS 123(R) their options have been expensed over the 12-month period from the date of grant as opposed to being expensed over the vesting period of the award. Amounts we recognized under SFAS 123(R) have been determined using the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007. The amounts shown do not correspond to the actual value that may be realized by the named executive officers. For additional information on options granted in the fiscal year, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards Table below.

(3)

This column represents amounts paid under our ICP for services performed in fiscal 2007. For more information about our ICP, see the Compensation Discussion and Analysis and Grants of Plan-Based Awards Table below.

(4)

We do not pay “above market” interest on non-qualified deferred compensation; therefore, this column reflects changes in pension values only. For all the named officers except Mr. Swann, the changes in pension value amounts represent the difference between the September 30, 2006 and September 30, 2007 present value of the named executive officers’ accrued pension benefit at age 65 under our qualified and non-qualified pension plans. For Mr. Swann, the change in pension value amount was determined as the value at his actual retirement date, before receiving any payments, less the value of the accrued benefits as of the June 30, 2006 measurement date. The value at retirement for Mr. Swann reflects the actual payment option he elected at February 1, 2007 as opposed to the single life annuity assumed at June 30, 2006. For additional information, including the assumptions used to calculate these amounts, see the Pension Benefits Table below.

(5)

This column represents our matching contributions for the named executive officers under our savings plans, the amount of tax gross-ups paid to the named executive officers, the incremental cost to Rockwell Automation of perquisites received by the named executive officers, severance payments received by the named executive officers, and outplacement fees paid by Rockwell Automation for the benefit of the named executive officers. For additional information, see the All Other Compensation Table below.

(6)	Mr. Crandall was named Chief Financial Officer on an interim basis on April 4, 2007 and on a permanent basis on October 13, 2007.

(7)	Mr. Gelly resigned as Senior Vice President and Chief Financial Officer on April 4, 2007.

(8)	Mr. Swann retired on January 31, 2007.

At its December 2007 meeting, the Compensation Committee increased the base salaries for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and McDermott to $1,040,000, $542,900, $536,900, $493,500 and $447,600, respectively. These new salaries will be in effect for the first pay date in January 2008.

ALL OTHER COMPENSATION TABLE

The following table describes each element of the All Other Compensation column in the Summary Compensation Table.

Name	Value of Company Contributions to Savings Plans(1) $	Tax Gross-up Payments(2) $	Dividends on Restricted Stock(3) $	Perquisites(4) $	Severance(5) $	TOTAL $
Keith D. Nosbusch	32,619	2,092	23,461	9,920	0	68,093
Theodore D. Crandall	14,814	8,251	5,336	37,880	0	66,281
Steven A. Eisenbrown	13,794	6,200	6,206	37,986	0	64,186
Douglas M. Hagerman	14,382	4,142	7,801	34,423	0	60,748
John P. McDermott	12,260	7,340	4,669	38,847	0	63,116
James V. Gelly	15,260	1,682	11,252	30,480	595,000	653,674
Joseph D. Swann	4,749	2,894	812	21,906	0	30,361

(1)	This column includes our matching contributions to the named executive officers’ 401(k) savings plan and non-qualified savings plan accounts.

(2)

This column represents amounts reimbursed to the named executive officers for the payment of taxes related to financial counseling services, social and country clubs and FICA tax due on Corporation matching contributions to the non-qualified savings plan. The incremental cost to Rockwell Automation of financial counseling services and social and country clubs is reported in the Perquisites column of this table.

(3)	This column represents cash dividends paid on restricted shares held by the named executive officers that were not factored into the grant date fair value of the restricted shares.

(4)

This column represents the total amount of perquisites provided to the named executive officers, none of which exceeded the greater of $25,000 or 10% of the sum of the total amount of these perquisites. The Corporation values perquisites based on the incremental cost to the Corporation for the benefit. The following table describes the perquisites received by each of the named executive officers.

Name	Annual Executive Physical Exam	Personal Liability Insurance	Recreational Activities Provided to Officer and Spouse at Board Meetings Held As Retreats	Spouse Travel to Board Retreats(c)	Social and Country Club Dues	Financial Counseling Services	Automobile Allowance	Tickets to Cultural and Sporting Events (Including Food and Beverage)	Supple- mental Dental and Vision Care Insurance

Keith D. Nosbusch(b)	X	X	X	X

Theodore D. Crandall(b)		X	X	X	X	X	X	X

Steven A. Eisenbrown(b)		X	X	X	X	X	X	X

Douglas M. Hagerman(a)	X	X	X	X	X	X	X	X

John P. McDermott(b)		X	X	X	X	X	X

James V. Gelly		X				X	X	X

Joseph D. Swann(a)		X	X	X	X	X	X		X

(a)	Spouse attended one Board retreat
(b)	Spouse attended two Board retreats
(c)	Spouse use of corporation aircraft and/or reimbursement of spouse commercial air travel to attend Board meetings held as retreats

(5)	This column represents the severance earned and outplacement fees paid by Rockwell Automation per Mr. Gelly’s separation agreement.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards made to the named executive officers in fiscal 2007.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(4): Number of Shares of Stock or Units (#)	All Other Option Awards(5): Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(6) ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Type	Grant Date	Compensation Committee Approval Date(3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)		(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Keith D. Nosbusch	Incentive Compensation	12/6/2006	12/6/2006	0	1,000,000	2,000,000
	Performance Shares	12/6/2006	12/6/2006				0	20,400	40,800				1,473,696
	Restricted Shares	12/6/2006	12/6/2006							8,700			553,233
	Stock Options	12/6/2006	12/6/2006								115,400	63.59	2,311,462

Theodore D. Crandall	Incentive Compensation	12/6/2006	12/6/2006	0	309,375	618,750
	Performance Shares	12/6/2006	12/6/2006				0	5,600	11,200				404,544
	Restricted Shares	12/6/2006	12/6/2006							2,400			152,616
	Stock Options	12/6/2006	12/6/2006								31,400	63.59	628,942

Steven A. Eisenbrown	Incentive Compensation	12/6/2006	12/6/2006	0	309,375	618,750
	Performance Shares	12/6/2006	12/6/2006				0	5,600	11,200				404,544
	Restricted Shares	12/6/2006	12/6/2006							2,400			152,616
	Options	12/6/2006	12/6/2006								31,400	63.59	628,942

Douglas M. Hagerman	Incentive Compensation	12/6/2006	12/6/2006	0	281,250	562,500
	Performance Shares	12/6/2006	12/6/2006				0	4,500	9,000				325,080
	Restricted Shares	12/6/2006	12/6/2006							1,900			120,821
	Stock Options	12/6/2006	12/6/2006								25,100	63.59	502,753

John P. McDermott	Incentive Compensation	12/6/2006	12/6/2006	0	250,000	500,000
	Performance Shares	12/6/2006	12/6/2006				0	4,500	9,000				325,080
	Restricted Shares	12/6/2006	12/6/2006							1,900			120,821
	Stock Options	12/6/2006	12/6/2006								25,100	63.59	502,753

James V. Gelly	Incentive Compensation	12/6/2006	12/6/2006	0	309,375	618,750
	Performance Shares	12/6/2006	12/6/2006				0	5,600	11,200				404,544
	Restricted Shares	12/6/2006	12/6/2006							2,400			152,616
	Stock Options	12/6/2006	12/6/2006								31,400	63.59	628,942

Joseph D. Swann(7)	Incentive Compensation	12/6/2006	12/6/2006	0	210,000	420,000

(1)

These columns show the potential value of the cash payout for each named executive officer under the ICP for fiscal 2007 if the target and maximum goals are met. There is established for each named executive officer at the start of the year an incentive compensation target equal to a percentage of the individual’s base salary. Actual incentive compensation payments under the plan may be higher or lower than the incentive compensation target based on financial, operating and individual performance. Additional information about these performance measures is included in the CD&A. The Compensation and Management Development Committee has discretion to change the amount of any award irrespective of whether the measures are met. Generally, our earnings per share must exceed a minimum threshold for any payments to be made under the plan. For fiscal year 2008, ICP targets as a percentage of base salary remain unchanged from fiscal year 2007 and are 100% for Mr. Nosbusch and 62.5% for each of Messrs. Crandall, Eisenbrown, Hagerman and McDermott.

(2)

These columns show the threshold, target and maximum payouts under performance shares awarded pursuant to our 2000 Long-Term Incentives Plan during fiscal year 2007. The payout in respect of these performance shares will be made in shares of our common stock and/or cash (generally calculated based on the closing price of our common stock on the trading day before the payout), in an amount determined based on the total shareowner return of our common stock, assuming reinvestment of all dividends, compared to the performance of companies in the S&P 500 Index for the period from October 1, 2006 to September 30, 2009, if the individual continues as an employee until the third anniversary of the grant date (subject to provisions relating to the grantee’s death, disability, termination of employment or retirement or a change of control of the Corporation). The payouts will be at zero, the target amount and the maximum amount if our shareowner return is equal to or less than the 30th percentile, equal to the 60th percentile and equal to or greater than the 75th percentile of the total shareholder return of companies in the S&P 500 Index, respectively, over the applicable three-year period, with the payout interpolated for results between those percentiles. The potential value of a payout will fluctuate with the market value of our common stock. The grant date fair value of these awards was $72.24 per share computed in accordance with SFAS 123(R) and the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our annual report on Form 10-K for the fiscal year ended September 30, 2007.

(3)	In fiscal 2007 annual equity grants were made at the Compensation and Management Development Committee meeting held on December 6, 2006.

(4)

This column shows the number of shares of restricted stock granted in fiscal 2007 to the named executive officers under the Corporation’s 2000 Long-Term Incentives Plan. The restricted stock vests on December 6, 2009 (three years from the grant date), provided the individual is still employed by the Corporation on that date. Restricted stock owners are entitled to any cash dividends paid, but are not entitled to any dividends paid in shares until the restricted shares vest. The grant date fair value of these awards was $63.59 per share computed in accordance with SFAS 123(R) and the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our annual report on Form 10-K for the fiscal year ended September 30, 2007.

(5)

This column shows the number of stock options granted in fiscal 2007 to the named executive officers under our 2000 Long-Term Incentives Plan. The options vest and become exercisable in three substantially equal installments beginning on December 6, 2007, one year after the grant date. The grant date fair value of these awards computed in accordance with SFAS 123(R) was $20.03 per share. This amount was calculated using the Black-Scholes pricing model and the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our annual report on Form 10-K for the fiscal year ended September 30, 2007.

(6)	This column shows the exercise price for stock options granted, which was the closing price of our common stock on December 6, 2006, the grant date of the options.

(7)	Mr. Swann did not receive any equity awards in fiscal 2007 as he had announced his intention to retire during the first half of the year.

The Compensation Committee approved the following equity awards for the named executive officers at its December 2007 meeting:

Name	Options	Performance Shares	Shares of Restricted Stock
Keith D. Nosbusch	130,500	21,100	9,000
Theodore D. Crandall	35,500	5,800	2,500
Steven A. Eisenbrown	35,500	5,800	2,500
Douglas M. Hagerman	28,400	4,600	2,000
John P. McDermott	28,400	4,600	2,000

The grants were effective December 5, 2007, the day of the Compensation Committee meeting, and the exercise price of the options is the closing price of our common stock on that date. The performance shares and restricted stock grants are substantially the same as the grants made in fiscal year 2007. See footnotes 2 and 3 above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about equity awards made to the named executive officers that are outstanding as of September 30, 2007.

		OPTION AWARDS(1)					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options EXERCISABLE (#)	Number of Securities Underlying Unexercised Options UNEXERCISABLE (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Keith D. Nosbusch	12/6/2006	0	115,400		63.5900	12/6/2016	8,700	604,737	20,400	1,418,004
	11/7/2005	48,499	97,001		56.3600	11/7/2015	11,200	778,512	25,800	1,793,358
	11/8/2004	199,999	100,001		43.9000	11/8/2014
	2/5/2004	100,000			30.8000	2/5/2014
	10/6/2003	150,000			27.7500	10/6/2013
	10/7/2002	125,000			15.5000	10/7/2012
	10/1/2001	117,600			13.4000	10/1/2001
	10/2/2000	301,097			11.6038	10/2/2010
	10/4/1999	154,623			20.3490	10/4/2009
Theodore D. Crandall	12/6/2006	0	31,400		63.5900	12/6/2016	2,400	166,824	5,600	389,256
	11/7/2005	12,099	24,201		56.3600	11/7/2015	2,800	194,628	6,500	451,815
	11/8/2004	46,666	23,334		43.9000	11/8/2014
	10/6/2003	55,000			27.7500	10/6/2013
	10/4/1999	60,889			20.3490	10/4/2009
Steven A. Eisenbrown	12/6/2006	0	31,400		63.5900	12/6/2016	2,400	166,824	5,600	389,256
	11/7/2005	14,533	29,067		56.3600	11/7/2015	3,400	236,334	7,700	535,227
	11/8/2004	53,332	26,668		43.9000	11/8/2014
	10/6/2003	61,400	0		27.7500	10/6/2013
Douglas M. Hagerman	12/6/2006	0	25,100		63.5900	12/6/2016	1,900	132,069	4,500	312,795
	11/7/2005	12,099	24,201		56.3600	11/7/2015	2,800	194,628	6,500	451,815
	11/8/2004	45,200	23,334		43.9000	11/8/2014
	5/1/2004	13,070	0		32.6900	5/1/2014
John P. McDermott	12/6/2006	0	25,100		63.5900	12/6/2016	1,900	132,069	4,500	312,795
	11/7/2005	10,899	21,801		56.3600	11/7/2015	2,600	180,726	5,800	403,158
	11/8/2004	39,999	20,001		43.9000	11/8/2014
	10/6/2003	60,000	0		27.7500	10/6/2013
	10/4/1999	2,902	0		20.3490	10/4/2009
James V. Gelly	12/6/2006	20,933	0		63.5900	12/6/2016	2,400	166,824
	11/7/2005						3,400	236,334		0
Joseph D. Swann	11/7/2005	11,516	24,201		56.3600	1/31/2012	1,150	79,937	2,669	185,522
	11/8/2004	51,866	26,668		43.9000	1/31/2012
	10/6/2003	86,400			27.7500	1/31/2012
	10/7/2002	83,600			15.5000	1/31/2012
(1)

All options vest 1/3 per year beginning on the first anniversary of the grant date (subject to provisions relating to the grantee’s death, disability, termination of employment or retirement or a change of control), except that we accelerated the vesting of options for 20,933 shares held by Mr. Gelly pursuant to his severance agreement with the Corporation. See “Executive Compensation—Compensation Discussion and Analysis—Change of Control and Severance Agreements”.

(2)

All restricted stock vests in full on the third anniversary of the grant date (subject to provisions relating to the grantee’s death, disability, termination of employment or retirement or a change of control), except that we accelerated the vesting of 5,800 restricted shares held by Mr. Gelly pursuant to his severance agreement with the Corporation. Mr. Gelly’s shares are being held in escrow by us until December 31, 2007. See “Executive Compensation—Compensation Discussion and Analysis—Change of Control and Severance Agreements”.

(3)	The market value of the stock awards is based on the closing market price of our common stock as of September 30, 2007, which was $69.51.

(4)

This column shows the target number of performance shares outstanding. The payout can be from 0 to 200% of the target as described in footnote 2 to the Grants of Plan Based Awards table. All performance shares will be earned on the third anniversary of the grant date (subject to provisions relating to the grantee’s death, disability, termination of employment or retirement or a change of control).

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides additional information about stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, during the fiscal year ended September 30, 2007 by the named executive officers.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Keith D. Nosbusch	50,000	2,449,173	10,000	619,700

Theodore D. Crandall	18,267	652,816	—	—

Steven A. Eisenbrown	59,791	1,632,977	—	—

Douglas M. Hagerman	18,533	550,198	5,000	303,800

John P. McDermott	24,685	986,335	—	—

James V. Gelly	163,600	3,027,476	5,000	299,000

Joseph D. Swann	2,516	98,337	1,150	70,392

PENSION BENEFITS TABLE

The following table shows the present value of accumulated benefits payable to the named executive officers under the Rockwell Automation Pension (Qualified) Plan and Rockwell Automation Pension (Non-Qualified) Plan based on the assumptions described in Footnote 1 to the Table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Keith D. Nosbusch	Rockwell Automation Pension (Qualified) Plan	33	996,041	—
	Rockwell Automation Pension (Non-Qualified) Plan	33	7,599,633	—
Theodore D. Crandall	Rockwell Automation Pension (Qualified) Plan	21	292,125	—
	Rockwell Automation Pension (Non-Qualified) Plan	21	639,292	—
Steven A. Eisenbrown	Rockwell Automation Pension (Qualified) Plan	32	517,835	—
	Rockwell Automation Pension (Non-Qualified) Plan	32	1,109,836	—
Douglas M. Hagerman	Rockwell Automation Pension (Qualified) Plan	3	34,150	—
	Rockwell Automation Pension (Non-Qualified) Plan	3	109,436	—
John P. McDermott	Rockwell Automation Pension (Qualified) Plan	27	327,101	—
	Rockwell Automation Pension (Non-Qualified) Plan	27	452,315	—
James V. Gelly	Rockwell Automation Pension (Qualified) Plan	4	—	—
	Rockwell Automation Pension (Non-Qualified) Plan	4	—	—
Joseph D. Swann	Rockwell Automation Pension (Qualified) Plan	37	839,561	46,426
	Rockwell Automation Pension (Non-Qualified) Plan	37	1,938,127	107,175

(1)

These amounts have been determined using the assumptions set forth in note 12, Retirement Benefits, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, and represent the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the measurement date of June, 30, 2007.

The named executive officers participate in two pension plans: the Rockwell Automation Pension (Qualified) Plan (the “Qualified Pension Plan”), which is qualified under the Internal Revenue Code, and the Rockwell Automation Pension (Non-Qualified) Plan (the “Non-Qualified Pension Plan”), which is an unfunded, non-tax-qualified plan. The Qualified Pension Plan provides retirement benefits to nearly all U.S. employees of the Corporation. The Non-Qualified Pension Plan provides benefits that may not be paid from the Qualified Pension Plan due to limitations imposed by the Internal Revenue Code on qualified plan benefits. Non-Qualified Pension Plan benefits are provided to any U.S. salaried employee whose benefits are affected by these limits. Our policy with respect to funding our pension obligations is to fund at least the minimum amount required by applicable laws and governmental regulations. We maintain a rabbi trust for our non-qualified plans, including the Non-Qualified Pension Plan, which we will fund in the event there is a change of control of the Corporation.

Benefits provided by both the Qualified Pension Plan and the Non-Qualified Pension Plan have the same requirements for vesting, which occurs at five years of service. Benefits in both plans are determined using the same formula. Named executive officers do not receive any additional service or other enhancements in determining the form, timing or amount of their benefits.

Normal Retirement Benefits

•	Normal retirement benefits are payable at age 65 with five years of service.

Early Retirement with Reduced Benefits

•	Reduced early retirement benefits are payable at either:

•	age 55 with 10 years of service; or

•	75 points (age plus credited service equals 75).

The reduction in the early retirement benefit is determined using an actuarial equivalence with the applicable interest rate and mortality table similar to those used for social security purposes. Currently, Messrs. Eisenbrown and McDermott have met the eligibility requirements for early retirement with a reduced benefit.

Grandfathered Early Retirement with Unreduced Benefits

•	Before January 1, 2006, employees could receive unreduced early retirement benefits if they retired before age 62 with 95 points or more (age plus credited service is equal to or greater than 95).

•	Employees with 85 points or more at January 1, 2006 were grandfathered and thus are still eligible for these unreduced early retirement benefits.

Mr. Nosbusch had more than 85 points at January 1, 2006.

Grandfathered Corporate Staff as a Result of the Rockwell Collins Spin

•

Employees of the Corporation hired before January 1, 1993, who were part of our corporate staff at the time of the spin-off of our former Rockwell Collins avionics and communications business on June 29, 2001 are entitled to the benefits under our corporate retirement plan existing at June 29, 2001 if they are higher than our current pension plan.

Mr. Nosbusch currently meets the requirements for an unreduced pension benefit under our corporate retirement plan existing at June 29, 2001 (55 years of age and 85 points (age plus credited service equals 85)). If he continues in our employment until he has 95 points (which would occur in 2010, he will at that time also meet the eligibility requirements to retire with an unreduced pension benefit, before age 62, under our existing pension plan. Similar to other grandfathered employees, if this occurs, Mr. Nosbusch may opt for the better of the benefits available under either of the two plans, having qualified for a full benefit under both.

Pension Plan Formula

•	Pension plan benefits are payable beginning at a named executive officer’s normal retirement date and are determined by the following formula:

•	Two-thirds (66-2/3%) of the participant’s average monthly earnings that are not in excess of the social security earning limits;

•	Multiplied by a fraction, not to exceed 1.00, the numerator of which is the participant’s years of credited service, including fractional years, and the denominator of which is thirty-five (35);

•	Plus 1.50% of the participant’s average monthly earnings in excess of the social security earnings limit times the participant’s years of credited service up to 35 years;

•	Plus 1.25% of the participant’s average monthly earnings in excess of the social security earnings limit times the participant’s years of credited service over 35 years;

•	Less 50% of primary social security times the participant’s years of credited service (up to 35 years of service) divided by 35.

Average monthly earnings represent the monthly average of the participant’s pensionable earnings for the highest five calendar years during the last ten calendar years while the participant was actively employed. A participant’s earnings used for calculating pension plan benefits (pensionable earnings) include base salary and annual incentive compensation awards. Awards of stock options, restricted stock, performance shares, performance-based long term cash awards and all other cash awards are not considered when determining pension benefits.

Messrs. Eisenbrown and Crandall are also eligible to participate in our Supplemental Retirement Plan for Certain Senior Executives, which is a closed plan. However, their benefit under that plan will be zero.

Disability Pension Benefits

•

Disability pension benefits are available under the Qualified Pension Plan and the Non-Qualified Pension Plan to active employees before age 65 upon total and permanent disability if the participant has at least 15 years of credited service or at least 10 years of credited service with 70 points or more (age plus credited service is equal to or greater than 70). The benefit is generally calculated in the same manner as the normal retirement benefit.

Pension Benefits Payable to Beneficiaries Upon Death of a Participant

•

Pension benefits under the Qualified Pension Plan and the Non-Qualified Pension Plan are payable to the participant’s beneficiaries upon the death of the participant while eligible for normal or early retirement.

•	The surviving spouse will receive a monthly lifetime benefit calculated as if the participant retired and elected the 50% surviving spouse option.

•	If the participant dies after starting to receive benefits, the benefit payments are processed in accordance with the benefit option selected.

•	If the retiree has started pension benefit payments, the beneficiary is also eligible for a lump sum death benefit equal to $150 per year of credited service up to $5,250.

•

If the participant dies before he or she is eligible for early retirement, pension benefits will begin in the month following the date the participant would have attained earliest retirement date; otherwise they will begin in the month following the date of death.

NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information on our non-qualified defined contribution and other non-qualified deferred compensation plans in which all eligible U.S. salaried employees, including the named executive officers, participate, which consist of the following:

•

Rockwell Automation Non-Qualified Savings Plan (the “Non-Qualified Savings Plan”): Our U.S. salaried employees, including the named executive officers, whose earnings exceed certain applicable federal limitations on compensation that may be recognized under the Rockwell Automation Retirement Savings Plan for Salaried Employees (the “Qualified Savings Plan”) are entitled to defer earnings on a pre-tax basis to the Non-Qualified Savings Plan. Corporation matching contributions that cannot be made to the Qualified Savings Plan due to applicable federal tax limits are also made to the Non-Qualified Savings Plan. Under the Qualified Savings Plan, we match at a rate of 50% up to 6% of the employee’s eligible earnings contributed to the Plan, subject to a maximum amount of earnings under applicable federal tax regulations of $220,000 in 2006 and $225,000 in 2007. Earnings under the Non-Qualified Savings Plan are credited to participant accounts on a daily basis in the same manner as under the Qualified Savings Plan. Investment options are selected by the participant, may be changed daily, and include the same mutual fund and Corporation stock investments that are offered by the Qualified Savings Plan. No preferential interest or earnings are provided under the Non-Qualified Savings Plan. Account balances under the Non-Qualified Savings Plan are distributed in a lump-sum cash payment within 60 days after the end of the month occurring six months after the employee terminates employment or retires.

•

Rockwell Automation Deferred Compensation Plan (the “Deferred Compensation Plan”): U.S. salaried employees whose base salary is at least $125,000 in 2007, including the named executive officers, may elect annually to defer up to 50% of base salary and up to 100% of their annual incentive compensation award to the Deferred Compensation Plan.

Matching.    For participants who defer base salary to the plan, we provide a matching contribution equal to what we would have contributed to the Qualified Savings Plan or Non-Qualified Savings Plan for the deferred amounts.

Deferral elections.

•	For contributions before 2005: Participants could opt to receive the deferred amounts either at retirement or on a specific date.

•

Contributions after January 1, 2005: Participants may elect either a lump sum distribution at termination of employment or installment distributions for up to 15 years following retirement. Participants may make a one-time change of distribution election or timing (at least one year before retirement), provided that the changed distribution cannot begin until five years after the original distribution date.

Timing of distributions.

•	For contributions before 2005: We make distributions within the first 60 days of a calendar year.

•	For contributions after January 1, 2005: We make distributions in July of the plan year following termination or retirement.

Earnings on deferrals. Participants select investment measurement options, including hypothetical mutual fund investments that correspond to those offered by the Qualified Savings Plan. Investment measurement options may be changed daily. Earnings are credited to participant accounts on a daily basis in the same manner as under the Qualified Savings Plan. No preferential interest or earnings are provided under the Deferred Compensation Plan.

•

Rockwell Automation Deferred Compensation Plan (the “Old Plan”): Of the named executive officers, only Mr. Crandall participates in the Old Plan, which is a closed plan. Participants were only permitted to defer incentive compensation to this plan. Earnings are credited to participant accounts in the same manner as under the Qualified Savings Plan. Distributions are made annually in January; however, if a participant is considered a “key employee” under the terms of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions. The plan provides an interest rate that is one-twelfth of the annual interest rate for quarterly compounding that is 120% of the applicable Federal long-term monthly rate for the three-month period ending on the last day of each calendar year quarter. The interest is applied quarterly.

We maintain a rabbi trust for our non-qualified plans, including the Non-Qualified Savings Plan and deferred compensation plans, which we will fund in the event there is a change of control of the Corporation.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)	(c)	(d)	(e)	(f)
Keith D. Nosbusch	65,785	24,669	142,699	—	823,501
Theodore D. Crandall	21,614	8,064	45,881	—	492,041
Steven A. Eisenbrown	79,366	7,044	131,958	—	1,039,067
Douglas M. Hagerman	202,597	7,132	127,826	—	1,000,705
John P. McDermott	26,077	5,510	15,173	—	181,173
James V. Gelly	17,019	8,510	23,781	—	178,748
Joseph D. Swann	9,046	3,392	103,316	728,302	0

(1)	These amounts include contributions made by each named executive officer to the Non-Qualified Savings Plan and by Messrs. Hagerman and Eisenbrown to the Deferred Compensation Plan.

(2)

These amounts represent Corporation contributions under the Non-Qualified Savings Plan and, for Mr. Eisenbrown, under the Deferred Compensation Plan. Corporation contributions under the Deferred Compensation Plan are made for deferrals of base salary only. Only Mr. Eisenbrown elected to defer base salary to the Deferred Compensation Plan in 2007. These amounts are also reported as part of the “All Other Compensation” column in the Summary Compensation Table above and as part of the “Value of Company Contributions to Savings Plans” column in the All Other Compensation Table above.

(3)

These amounts include earnings and interest provided on current contributions and existing balances, including the change in value of the underlying investment options in which the named executive officer is deemed to be invested. Messrs. Nosbusch, McDermott and Swann have earnings only under the Non-Qualified Savings Plan. Messrs. Gelly, Hagerman and Eisenbrown have earnings under the Non-Qualified Savings Plan and the Deferred Compensation Plan. Mr. Crandall has earnings under the Non-Qualified Savings Plan, the Deferred Compensation Plan and the Old Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables and narrative below describe and quantify compensation that would become payable to the named executive officers under existing plans and arrangements if the named executive officer’s employment had terminated on September 30, 2007 for the reasons set forth below. We do not have employment agreements with the named executive officers, but do have change of control agreements with Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and McDermott and certain other corporate officers. There are two main purposes of these agreements:

•

First, they provide protection for the executive officers who would negotiate any potential acquisitions of the Corporation, thus encouraging them to negotiate a good outcome for shareowners, without concern about their continued employment after an acquisition.

•

Second, the agreements seek to ensure continuity of business operations during times of potential uncertainty by removing the incentive to seek other employment in anticipation of a possible change of control.

In short, they seek to ensure that we may rely on key executives to continue to manage our business consistent with our best interests and the best interests of our shareowners despite concerns for personal risks. In addition, in the past we at times have entered into severance arrangements with executive officers upon termination of their employment, with the terms and conditions depending on the individual circumstances of the termination, the transition role we expect from the executive and our best interests. The information set forth below does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees upon termination of employment, including unused vacation pay, distributions of balances under savings and deferred compensation plans and accrued pension benefits. The information set forth below also does not include any payments and benefits that may be provided under severance arrangements that may be entered into with any named executive officer upon termination of their employment.

We had change of control agreements with Messrs. Nosbusch and Hagerman, which expired on September 30, 2007, and with Mr. Gelly, which terminated in connection with his resignation as CFO in April 2007.

In November 2007, we entered into change of control agreements with Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and McDermott, and certain other corporate officers. Each agreement becomes effective if there is a “change of control” of the Corporation before September 30, 2010. Each agreement provides for the continuing employment of the executive for two years after the change of control on conditions no less favorable than those in effect before the change of control. If the executive’s employment is terminated by us without “cause” or if the executive terminates his employment for “good reason” within that two year period, the executive is entitled to:

•	severance benefits equal to two times (three times in the case of Mr. Nosbusch) his annual compensation, including bonus;

•	prorated annual bonus at termination;

•	continuation of other benefits and perquisites for two years (three years in the case of Mr. Nosbusch);

•	immediate vesting of all options, restricted stock and performance shares; and

•

an additional payment, if necessary, to make them whole as a result of any excise tax imposed on these change of control payments, unless the safe harbor amount above which the excise tax is imposed is not exceeded by more than 10%, in which event the payments will be reduced to avoid the excise tax.

In addition, in the change of control agreements, the executives agreed to certain confidentiality provisions.

Under the change of control agreements, a change of control would include any of the following events:

•	any “person”, as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, acquires 20 percent or more of our outstanding voting securities;

•	a majority of our directors are replaced by persons who are not endorsed by a majority of our directors;

•

we are involved in a reorganization, merger, sale of assets or other business combination that results in our shareowners owning 50% or less of our outstanding shares or the outstanding shares of the resulting entity; or

•	shareowners approve a liquidation or dissolution of the Corporation.

The following table provides details with respect to potential post-employment payments for the named executive officers under our change of control agreements entered into in November 2007 in the event of separation due to a change of control of the Corporation assuming a termination covered by the change of control agreement occurred on September 30, 2007.

Name	Severance ($)	Prorated Annual ICP(1) ($)	Cost of Benefit Continuation ($)	Other Perquisites ($)	Outplacement Services(2) ($)	Excise Tax Gross-up ($)	Total Benefit to Employee(3) ($)
Keith D. Nosbusch	6,000,000	1,550,000	31,746	27,089	100,000	0	7,708,835
Theodore D. Crandall	1,608,750	452,000	17,756	9,554	100,000	0	2,188,060
Steven A. Eisenbrown	1,608,750	450,000	17,824	10,956	100,000	0	2,187,530
Douglas M. Hagerman	1,462,500	460,000	17,810	12,260	100,000	0	2,052,570
John P. McDermott	1,300,000	255,000	17,415	9,554	100,000	0	1,681,969

(1)	In the year of termination, the executive is entitled to receive a prorated ICP payout based on the highest ICP payout in the previous three years.

(2)	Estimate (actual value not specified).

(3)	Equals total of all compensation and benefits, not including value of equity awards.

In addition, upon a change of control, the following would occur with respect to outstanding equity-based awards under our long-term incentives plans:

•	all outstanding stock options would become fully exercisable;

•	the restrictions on all shares of restricted stock would lapse; and

•	grantees of performance shares would be entitled to a performance share payout equal to 100% of the target shares.

The following represents the intrinsic value of such results had a change of control occurred on September 30, 2007:

Equity Awards (Intrinsic value)(1)

Name	Unvested Stock Options ($)	Restricted Stock Unvested ($)	Performance Shares ($)
Keith D. Nosbusch	4,810,760	1,383,249	3,211,362
Theodore D. Crandall	1,101,715	361,452	841,071
Steven A. Eisenbrown	1,251,087	403,158	924,483
Douglas M. Hagerman	1,064,419	326,697	764,610
John P. McDermott	947,501	312,795	715,953

(1)	Values equity awards based on the fiscal year end stock price of $69.51.

The following table sets forth the treatment of equity-based awards upon termination of employment for the following reasons:

Reason	Options	Restricted Stock	Performance Shares
Voluntary—Other than retirement	Vested—can be exercised until the earlier of (i) 3 months after the employee’s last date on payroll or (ii) the date the option expires Unvested—forfeited	Unearned shares forfeited	Unearned shares forfeited

Voluntary—Retirement

Vested—can be exercised until the earlier of (i) 5 years after retirement or (ii) the date the option expires

Unvested—If retirement occurs 12 months or more after grant date, unvested options continue to vest; otherwise forfeited

		If retirement occurs 12 months or more after grant date and before the end of the restriction period, pro rata shares earned at the end of the restriction period. If retirement occurs before 12 months after the grant date, all unearned shares forfeited	If retirement occurs 12 months or more after grant date and before the end of the performance period, pro rata shares earned at the end of the performance period. If retirement occurs before 12 months after the grant date, all unearned shares forfeited

Involuntary—Cause	Vested—forfeited Unvested—forfeited	Unearned shares forfeited	Unearned shares forfeited

Involuntary—Not for cause

Vested—can be exercised until the earlier of (i) 3 months after the employee’s last date on payroll or (ii) the date the option expires

Unvested—continue to vest during salary continuation period; if vesting occurs in that period, can be exercised until the earlier of (i) 3 months after the employee’s last date on payroll or (ii) the date the option expires; remaining unvested options forfeited

		Unearned shares forfeited	If the performance conditions are met during the salary continuation period, shares are earned; otherwise shares are forfeited

Death	All options vest immediately and can be exercised until the earlier of (i) 3 years after death or (ii) the date the option expires	All restrictions lapse	Shares earned on a pro rata basis at the end of the performance period
Disability

Vested—can be exercised until the earlier of (i) 3 months after the employee’s last date on payroll or (ii) the date the option expires

Unvested—continue to vest during salary continuation period; if vesting occurs in that period, can be exercised until the earlier of (i) 3 months after the employee’s last date on payroll or (ii) the date the option expires; remaining unvested options forfeited

		If disability continues for more than 6 months, all restrictions lapse	If disability continues for more than 6 months, pro rata shares earned at the end of the performance period

In connection with Mr. Gelly’s resignation as CFO in April 2007 and in light of the transition role we expected from Mr. Gelly and our desire to obtain his agreement not to compete and not to solicit our employees, we negotiated a severance agreement with him. For a description of Mr. Gelly’s severance agreement, see “Executive Compensation—Compensation Discussion and Analysis”. The following table quantifies the value of payments related to Mr. Gelly’s severance agreement entered into on May 21, 2007.

	Shares Accelerated (#)	Option Grant Price ($)	Price at 5/21/2007 ($)	Value(1) ($)
Severance				495,000
Annual Incentive Compensation				310,600
Options:
December 6, 2006 Grant	20,933	63.59	64.29	14,653
November 7, 2005 Grant	29,067	56.36	64.29	230,501
November 8, 2004 Grant	26,667	43.90	64.29	543,740
Restricted Shares:
November 7, 2005 Grant	3,400		64.29	218,586
December 6, 2006 Grant	2,400		64.29	154,296
Outplacement Assistance				100,000
Total				2,067,376

(1)

Amount for options is calculated by multiplying the number of option shares by the difference between the exercise price of the option and the closing price of our common stock on May 21, 2007. Amount for restricted stock is calculated by multiplying the number of restricted shares by the closing price of our common stock on May 21, 2007.

Mr. Swann retired in January 2007. For a description of bonuses we paid to Mr. Swann in connection with the divestiture of the Power Systems business, see “Executive Compensation—Compensation Discussion and Analysis”. The treatment of Mr. Swann’s outstanding equity-based awards is described under the table above under the caption “Voluntary—Retirement”.

COMPENSATION COMMITTEE REPORT

The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and contained in this proxy statement. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Management Development Committee

Joseph F. Toot, Jr., Chairman

Betty C. Alewine

William T. McCormick, Jr.

Bruce M. Rockwell

PROPOSAL TO APPROVE THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of D&T as our independent registered public accounting firm for the fiscal year ending September 30, 2008, subject to the approval of the shareowners. D&T, and its predecessors, have acted as our independent registered public accounting firm since 1934.

Before the Audit Committee selected D&T, it carefully considered the independence and qualifications of that firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing. We expect that representatives of D&T will attend the Annual Meeting to answer appropriate questions and make a statement if they desire to do so.

Audit Fees

The following table sets forth the aggregate fees for services provided by D&T for the fiscal years ended September 30, 2007 and 2006 (in millions), all of which were approved by the Audit Committee:

	Year Ended September 30,
	2007	2006
Audit Fees
Integrated Audit of Consolidated Financial Statements and Internal Control over Financial Reporting	$3.45	$3.80
Statutory Audits	1.60	1.60
Audit-Related Fees
Employee Benefit Plan Audits and Other Audits	0.10	0.30
Divestiture Related Audit Services	0.40	1.10
Enterprise Resource Planning Internal Control Review	—	0.20
Other Audit—Related Fees	0.07	—
Tax Fees
Compliance	0.04	0.01
All Other Fees	—	—

Total	$5.66	$7.01

The Audit Committee considered and determined that the non-audit services provided by D&T were compatible with maintaining the firm’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing and compensating and overseeing the work performed by D&T and other independent registered public accounting firms. The Audit Committee pre-approves all audit (including audit-related) services provided by D&T and others and permitted non-audit services provided by D&T in accordance with its pre-approval policies and procedures.

The Audit Committee annually approves the scope and fee estimates for the year-end audit, statutory audits and employee benefit plan audits for the next fiscal year. With respect to other permitted services to be performed by our independent registered public accounting firm, management defines and presents specific projects for advance approval by the Audit Committee. The Audit Committee pre-approves specific engagements and projects on a fiscal year basis, subject to individual project thresholds and annual thresholds. The Corporation’s Controller reports to the Audit Committee regarding the aggregate fees charged by D&T and other independent registered public accounting firms compared to the pre-approved amounts.

The Board of Directors recommends that you vote “FOR” the proposal to approve the selection of D&T as our independent registered public accounting firm, which is presented as item (b).

PROPOSAL TO APPROVE 2008 LONG-TERM INCENTIVES PLAN

A proposal will be presented at the meeting to approve our 2008 Long-Term Incentives Plan (the 2008 Plan), which was adopted by our Board of Directors on December 5, 2007, subject to approval by our shareowners. The complete text of the 2008 Plan is set forth in Appendix B to this proxy statement, and shareowners are urged to review it together with the following information about certain material features of the 2008 Plan, which is qualified by reference to Appendix B. The 2008 Plan would replace our 2000 Long-Term Incentives Plan (the 2000 Plan), which was previously approved by our shareowners.

The 2008 Plan includes the following features:

•

Sets the maximum number of shares of our common stock (shares) available for delivery pursuant to the 2008 Plan at 4.1 million plus any shares remaining available for delivery pursuant to the 2000 Plan as of the date of approval of the 2008 Plan by our shareowners;

•

Allows flexibility to grant a variety of awards to employees and prospective employees, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares;

•	Limits the maximum number of shares that can be awarded to a single participant for certain awards during any fiscal year;

•	Limits the maximum amount of cash payable with respect to performance units to a single participant during any performance period;

•	Requires that stock options and stock appreciation rights be granted with an exercise price that is at least the fair market value of the shares on the date of grant; and

•

Requires shareowner approval for any amendment that increases the number of shares available for delivery pursuant to the 2008 Plan, materially increases the benefits accruing to participants under the 2008 Plan, or otherwise, to the extent such approval is necessary to comply with any tax or regulatory requirement that applies to the 2008 Plan, including requirements of the New York Stock Exchange.

No awards have been made under the 2008 Plan. As of December 10, 2007, there were outstanding options to purchase 8,119,208 shares, 210,417 shares of restricted stock and 326,621 performance shares (for which up to 653,242 shares could be delivered in payment) under the 2000 Plan. Outstanding awards under the 2000 Plan will continue in accordance with the terms and conditions of those awards and the 2000 Plan. As of December 10, 2007, there were 3,037,498 shares remaining available for delivery pursuant to the 2000 Plan. If shareowners approve the 2008 Plan, no further grants will be made under the 2000 Plan.

As of December 10, 2007, there were outstanding options to purchase 471,471 shares and no shares of restricted stock under our 1995 Long-Term Incentives Plan, options to purchase 72,750 shares and 34,912 shares of restricted stock under our 2003 Directors Stock Plan, options to purchase 4,334 shares and 5,600 shares of restricted stock under our 1995 Directors Stock Plan and options to purchase 14,000 shares and 22,463 shares of restricted stock under Board resolutions. Outstanding awards will continue in accordance with the terms and conditions of those awards and those plans. As of December 10, 2007, there were 367,799 shares remaining available for delivery pursuant to the 2003 Directors Stock Plan.

As of December 10, 2007, in the aggregate there were outstanding options to purchase 8,681,763 shares, with a per share weighted average exercise price of $43.49 and weighted average remaining term of 6.9 years, and 926,634 shares subject to full-value awards (consisting of 273,392 shares of restricted stock and 326,621 performance shares (for which up to 653,242 shares could be delivered in payment)).

The number of shares that may be delivered under the 2008 Plan may not exceed 4.1 million plus any shares remaining available for delivery under the 2000 Plan as of the date of shareowner approval of the 2008 Plan. The number of shares that may be delivered under the 2008 Plan in respect of awards other than options and stock appreciation rights may not exceed 1.4 million. In addition, under the 2008 Plan, (i) no more than 1.4 million shares may be granted in the form of restricted stock or delivered in payment of restricted stock units or performance shares; and (ii) stock appreciation rights (SARs) may not be granted with respect to more than 100,000 shares. No single participant may receive in any fiscal year, under the 2008 Plan or any other plan:

•	stock options, stock appreciation rights or any combination thereof covering more than 650,000 shares; or

•

shares of restricted stock, restricted stock units, performance shares or any combination thereof (with restricted stock units and performance shares measured by the number of shares deliverable in payment thereof) covering more than 250,000 shares.

In addition, the maximum amount that may be paid to any one participant with respect to performance units under the 2008 Plan may not exceed $5 million for any one performance period.

Shares to be delivered under the 2008 Plan may be either authorized but unissued shares or treasury shares. On November 30, 2007, the closing price of our common stock as reported in the New York Stock Exchange Composite Transactions was $67.89.

The 2008 Plan will be administered by the Compensation and Management Development Committee (the Committee). In order to meet the requirements of Internal Revenue Code Section 162(m), no member of the Committee who is not an “outside director” as defined for purposes of that section will participate in the Committee’s action on proposed grants under the 2008 Plan. In addition, no member of the Committee who is not a “non-employee director” as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended, will participate in the Committee’s action on proposed grants under the 2008 Plan.

The persons to whom grants are made under the 2008 Plan will include our and our subsidiaries’ employees, leased employees, consultants and prospective employees selected from time to time by the Committee in its sole discretion. In selecting participants and determining the type and amount of their grants, the Committee may consider recommendations of an independent compensation consultant and our Chairman and Chief Executive Officer and will take into account such factors as the participant’s level of responsibility, performance, performance potential, level and type of compensation, market data and potential value of previous grants.

The 2008 Plan permits grants to be made from time to time as stock options, which may be incentive stock options eligible for special tax treatment or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units or performance shares. Any of these types of awards (except stock options or stock appreciation rights, which are always performance-based) may be granted as performance compensation awards intended to qualify as performance-based compensation for purposes of Section 162(m), except that no performance compensation awards may be granted to prospective employees, leased employees or consultants. In addition, the 2008 Plan authorizes us to establish supplementary plans for employees and prospective employees subject to the tax laws of countries outside the United States.

Because it is within the discretion of the Committee to determine which employees will receive grants under the 2008 Plan and the type and amount thereof, these matters cannot be specified at present. Therefore, the benefits and amounts that will be received or allocated under the 2008 Plan are not otherwise determinable at this time, and we have not included a table reflecting such benefits or awards. While all of our and our subsidiaries’ approximately 20,000 employees and prospective employees who have been extended offers of employment are eligible under the terms of the 2008 Plan to receive grants under the 2008 Plan, it is presently contemplated that grants under this plan will be made primarily to senior and middle managers and other professionals, including Mr. Nosbusch and the other named executive officers as well as prospective employees who may become employed in such positions. Please see “Executive Compensation” above for information regarding long-term incentive grants or awards to named executive officers.

TYPES OF AWARDS

The 2008 Plan authorizes grants to participants of stock options, which may be incentive stock options eligible for special tax treatment or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.

•	Stock Options. Under the provisions of the 2008 Plan authorizing the grant of stock options:

■	the exercise price of an option may not be less than the fair market value of the shares on the date of grant;

■	stock options may not be exercised after ten years from the date of grant;

■

the aggregate fair market value (determined as of the date the option is granted) of shares for which any employee may be granted incentive stock options, which are exercisable for the first time in any calendar year, may not exceed the maximum amount permitted under the Internal Revenue Code (presently $100,000); and

■

when a participant exercises a stock option, the option exercise price may be paid in full in cash, or at the discretion of the Committee, in shares, by withholding of shares for which the option is exercisable or in a combination of the foregoing.

Generally, we expect that options will vest in three substantially equal annual installments beginning one year from the grant date.

•	Stock Appreciation Rights. Under the provisions of the 2008 Plan authorizing the grant of stock appreciation rights:

■	the grant price of a stock appreciation right may not be less than the fair market value of the shares covered by the stock appreciation right at the date of grant; and

■	stock appreciation rights may not be exercised after ten years from the date of grant.

The 2008 Plan permits the grant of stock appreciation rights related to a stock option (a tandem SAR), either at the time of the option grant or thereafter during the term of the option, or the grant of stock appreciation rights separate and apart from the grant of an option (a freestanding SAR). Stock appreciation rights entitle the grantee, upon exercise of such rights (and, in the case of tandem SARs, upon surrender of the related option to the extent of an equivalent number of shares), to receive a payment equal to the excess of the fair market value (on the date of exercise) of the number of shares covered by the portion of the rights being exercised over the grant price of the rights applicable to such shares. Payments upon the exercise of stock appreciation rights may be made in cash, in shares (valued at the fair market value of the shares on the date of exercise) or partly in cash and partly in shares, as the Committee may determine.

•

Restricted Stock.    The Committee may grant shares subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant over a specified period of time. Grants of restricted stock are subject to forfeiture if the prescribed conditions are not met. During the restricted period, shares of restricted stock have all the attributes of outstanding shares, but the Committee may provide that dividends and any other distributions on the shares not be paid or be accumulated or reinvested in additional shares during the restricted period. When shares of restricted stock are no longer subject to forfeiture, certificates for the shares will be delivered to the grantee.

•

Restricted Stock Units.    The Committee may grant restricted stock units entitling participants to receive at a specified future date an amount based on the fair market value of a specified number of shares on the payout date, subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant. Participants holding restricted stock units have no ownership interest in any shares to which the restricted stock units relate until payment is actually made in shares. The Committee may provide that restricted stock units may accumulate dividend equivalents in cash or in share equivalents held subject to terms and conditions established by the Committee. Restricted stock units that become payable may be settled in shares, in cash based on the fair market value of the shares underlying the restricted stock units when the payout occurs or partly in cash and partly in shares.

•

Performance Units.    The Committee may grant performance units denominated in cash, the amount of which is based on the achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant. Earned payouts of performance units will be paid in cash, in shares valued at the fair market value of the shares when the payout occurs or partly in cash and partly in shares. Earned payouts may not exceed $5 million for any one performance period for any one participant.

•

Performance Shares.    The Committee may grant performance shares entitling participants to receive at a specified future date an amount based on the fair market value of a specified number of shares on the payout date, subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant. Participants holding performance shares have no ownership interest in any shares to which the performance shares relate until payment is actually made in shares. The Committee may provide that performance shares may or may not accumulate dividend equivalents in cash or in share equivalents held subject to terms and conditions established by the Committee. Performance shares that become payable may be settled in shares, in cash based on the fair market value of the shares underlying the performance shares when the payout occurs or partly in cash and partly in shares.

The Committee may designate any award (other than a grant of stock options or stock appreciation rights, which are always performance-based) at the time of its grant as a performance compensation award to qualify payment of the award under Section 162(m) of the Internal Revenue Code, except that no performance compensation awards may be granted to prospective employees, leased employees or consultants. If the Committee does so, it must establish a performance period, performance measures, performance goals and performance formulas for the award within 90 days after the beginning of the performance period. The Committee may not adjust the performance period, performance measures, performance goals or performance formulas unless after any such adjustment the award would continue to qualify as performance-based compensation under Section 162(m). Under the 2008 Plan, performance measure is defined as one or more of the following selected by the Committee to measure performance: basic or diluted earnings per share; revenue; sales; operating income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; return on sales; cash flow; operating cash flow; free cash flow; working capital; stock price; or total shareowner return.

The 2008 Plan permits the Committee to prescribe in the award agreement for each grant any other terms and conditions of that grant, including the timing of exercisability or vesting of awards and the treatment of awards upon termination of a participant’s employment. Under the 2008 Plan, awards may not be granted after the tenth anniversary of approval of the 2008 Plan by our shareowners.

TAX MATTERS

The following is a general summary of certain United States federal income tax consequences of awards made under the 2008 Plan, based upon the laws presently in effect, and is intended for the information of our shareowners considering how to vote with respect to the proposal. It is not intended as tax guidance to participants in the 2008 Plan. The discussion does not take into account a number of considerations that may apply in light of the circumstances of a particular participant. The income tax consequences under foreign, state and local tax laws may differ.

•	Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to us or the optionee. An optionee will not recognize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares acquired over the option exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares acquired for at least one year (and two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option exercise price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the optionee recognizes ordinary taxable income.

•

Non-qualified Stock Options.    The grant of a non-qualified stock option will not result in any immediate tax consequences to us or the optionee. Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary taxable income, and we will be entitled to a deduction, equal to the difference between the option exercise price and the fair market value of the shares acquired at the time of exercise.

•

Stock Appreciation Rights.    The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to us or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares received will constitute ordinary taxable income to the grantee. We will be entitled to a deduction in the same amount and at the same time.

•

Restricted Stock.    An employee normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the restrictions terminate. When the restrictions terminate, the employee will recognize ordinary taxable income equal to the fair market value of the shares at that time, plus the amount of any dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to recognize ordinary taxable income in the year the restricted stock is awarded equal to its fair market value at that time, determined without regard to the restrictions. We will be entitled to a deduction in the same amount and at the same time as the employee recognizes income, subject to the limitations of Section 162(m).

•

Restricted Stock Units.    The grant of a restricted stock unit will not result in any immediate tax consequences to us or the grantee. Upon payment of a restricted stock unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received at that time. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m).

•

Performance Units.    Any cash and the fair market value of any shares received in connection with the grant of a performance unit under the 2008 Plan will constitute ordinary taxable income to the employee in the year in which paid, and we will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m).

•

Performance Shares.    The grant of a performance share will not result in any immediate tax consequences to us or the grantee. Upon payment of a performance share, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m).

•

Payouts of Performance Compensation Awards.    The designation of an award of restricted stock or the grant of a restricted stock unit, performance unit or performance share as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, enable an award or grant to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m).

We withhold applicable taxes from amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the closing price of the shares as reported by the New York Stock Exchange on the date of determination. Under the 2008 Plan, the amount of withholding in respect of options exercised through the cashless method in which shares are immediately sold may be determined by reference to the price at which the shares are sold.

OTHER

In the event of any change in or affecting our outstanding shares as a result of a stock dividend, stock split, merger, consolidation, recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, our Board of Directors will make appropriate amendments to or adjustments in the 2008 Plan or grants made thereunder. Equitable adjustments to outstanding awards will ensure that the intrinsic value of each outstanding award under the 2008 Plan immediately after such events is equal to the intrinsic value of each outstanding award immediately before such events. These actions will include, as applicable, changes in the number of shares remaining available for delivery under the 2008 Plan, the maximum number of shares that may be granted or delivered as or in payment of awards to any single participant, the number of shares subject to outstanding awards, the option exercise price under outstanding options and the grant price under outstanding stock appreciation rights, and accelerating the vesting of outstanding awards.

Our Board of Directors may at any time amend, suspend or terminate the 2008 Plan and the Committee may at any time alter or amend any or all awards under the 2008 Plan to the extent permitted by applicable law. No such action may, however (except in making amendments and adjustments as described in the preceding paragraph):

•	without the consent of the person affected, impair the rights of the holder of any award; or

•

without the approval of shareowners, increase the number of shares available for delivery pursuant to the 2008 Plan, or materially increase the benefits accruing to participants under the 2008 Plan, or otherwise be effective to the extent that shareowner approval is necessary to comply with any tax or regulatory requirement that applies to the 2008 Plan, including requirements of the New York Stock Exchange.

Under present tax and regulatory requirements, shareowner approval would be required, among other things, to change the class of persons eligible to receive incentive stock options under the 2008 Plan. In no event (except in making amendments and adjustments as described above) may our Board of Directors or the Committee reprice underwater stock options or stock appreciation rights (those whose exercise price is greater than the fair market value of the shares covered by the options or stock appreciation rights) by reducing the exercise price, canceling the awards and granting replacement awards, repurchasing the award for cash, or otherwise.

The 2008 Plan provides that, except as otherwise determined by the Committee at the time of grant of an award, upon a change of control (which the 2008 Plan defines as provided in Article III, Section 13(I)(1) of our By-Laws):

•	all outstanding stock options and stock appreciation rights will become vested and exercisable;

•	all restrictions on restricted stock will lapse;

•	all performance goals applicable to awards will be deemed achieved at levels determined by the Committee and all other terms and conditions met;

•	all performance units, restricted stock units and performance shares will be paid out as promptly as practicable; and

•	all other awards will be delivered or paid.

The Board of Directors recommends that you vote “FOR” the proposal to approve our 2008 Long-Term Incentives Plan, which is presented as item (c).

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented at the meeting. Our By-Laws required notice by November 9, 2007 for any matter to be brought before the meeting by a shareowner. In the event of a vote on any matters other than those referred to in the accompanying Notice of 2008 Annual Meeting of Shareowners, proxies in the accompanying form will be voted in accordance with the judgment of the persons voting such proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE.

Based on our review of the copies of such forms that we have received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, we believe that all our executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements during fiscal 2007.

ANNUAL REPORT

Our Annual Report to Shareowners, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended September 30, 2007, was mailed with this proxy statement to shareowners who received a printed copy of this proxy statement. A copy of our Annual Report is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials.

We will send a copy of our Annual Report on Form 10-K to any shareowner without charge upon written request addressed to:

Rockwell Automation, Inc.

Shareowner Relations, E-7F19

1201 S. Second Street

Milwaukee, Wisconsin 53204, USA

+1-414-382-8410

SHAREOWNER PROPOSALS FOR 2009 ANNUAL MEETING

If a shareowner wants to submit a proposal for possible inclusion in our proxy statement for the 2009 Annual Meeting of Shareowners, the proposal must be received by the Office of the Secretary at our global headquarters, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA by August 16, 2008. In addition, our By-Laws require a shareowner desiring to propose any matter for consideration of the shareowners at the 2009 Annual Meeting of Shareowners to notify the Corporation’s Secretary in writing at the address listed in the preceding sentence on or after October 10, 2008 and through November 9, 2008. If the number of directors to be elected to the Board at the 2008 Annual Meeting of Shareowners is increased and we do not make a public announcement naming all of the nominees for director or specifying the increased size of the Board on or before October 30, 2008, a shareowner proposal with respect to nominees for any new position created by such increase will be considered timely if received by our Secretary not later than the tenth day following our public announcement of the increase. The specific requirements and procedures for shareowner proposals are set forth in our By-laws, which are available on our website at www.rockwellautomation.com on the “Investor Relations” page under the link “About Us” then the heading “Corporate Governance—By Laws”.

EXPENSES OF SOLICITATION

We will bear the cost of the solicitation of proxies. We are soliciting proxies by mail, e-mail and through notice of Internet availability of the proxy materials. Proxies also may be solicited personally, or by telephone or facsimile, by a few of our regular employees without additional compensation. In addition, we have hired Morrow & Co., LLC for $8,000 plus associated costs and expenses, to assist in the solicitation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

SUPPLEMENTAL FINANCIAL INFORMATION

This proxy statement contains information regarding Return On Invested Capital (ROIC), which is a non-GAAP financial measure. We believe that ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in our operations. We use ROIC as one measure to monitor and evaluate our performance. Our measure of ROIC is likely to differ from that used by other companies. We define ROIC as the percentage resulting from the following calculation:

(a) income from continuing operations before accounting change and income from Power Systems discontinued operating activities, before non-operating gains or losses, special charges, interest expense, income tax provision, and purchase accounting depreciation and amortization, divided by;

(b) average invested capital for the year, calculated as a five quarter rolling average using the sum of short-term debt, long-term debt, shareowners’ equity, cumulative impairments of goodwill and intangibles required under SFAS No. 142, and accumulated amortization of goodwill and other intangible assets, minus cash and cash equivalents, multiplied by;

(c) one minus the effective tax rate for the period.

ROIC is calculated as follows (in millions, except percentages):

	Year Ended September 30,
	2007	2006
(a) Return
Income from continuing operations before cumulative effect of accounting change	$569.3	$529.3
Income from Power Systems discontinued operating activities	42.3	98.8
Interest expense(1)	63.8	58.4
Income tax provision(1)	246.6	263.3
Purchase accounting depreciation and amortization(1)	16.9	13.3
Special charges	43.5	—
Gain on sale of investment	—	(19.9)

Return	982.4	943.2

(b) Average Invested Capital
Short-term debt	404.0	115.6
Long-term debt	544.3	746.9
Shareowners’ equity	1,959.9	1,691.9
Impairments of goodwill and intangibles	43.2	108.0
Accumulated amortization of goodwill and intangibles	632.5	682.5
Cash and cash equivalents	(678.8)	(353.2)

Average invested capital	2,905.1	2,991.7

(c) Effective Tax Rate
Income tax provision(1)	246.6	263.3
Income from continuing operations and discontinued operating activities before income taxes and cumulative effect of accounting charge	$858.2	$891.4

Effective tax rate	28.7%	29.5%

(a) / (b) * (1–c) Return On Invested Capital	24.1%	22.2%

(1)	Includes amounts related to both continuing and discontinued operations.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON FEBRUARY 6, 2008

This proxy statement and 2007 Annual Report, including the annual report on Form 10-K for our fiscal year ended September 30, 2007, are available to you on the Internet at www.investorEconnect.com.

To view this material, have your 12-digit control number from your proxy card available.

The Annual Meeting (for shareowners as of the December 10, 2007 record date) will be held on February 6, 2008, at 10:00 a.m. CST at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, USA.

For directions to the Annual Meeting and to vote in person, please call Shareowner Relations at +1-414-382-8410.

Shareowners will vote on the following proposals at the Annual Meeting:

1.	The election of Bruce M. Rockwell and Joseph F. Toot, Jr. as directors;

2.	The approval of the selection of Deloitte & Touche, LLP as our independent registered public accounting firm for fiscal year 2008; and

3.	The approval of our 2008 Long-Term Incentives Plan.

The Board of Directors recommends that you vote for the election of the named directors, and the proposals to approve Deloitte & Touche and our 2008 Long-Term Incentives Plan.

December 14, 2007

APPENDIX A

ROCKWELL AUTOMATION, INC.

GUIDELINES FOR DETERMINING DIRECTOR INDEPENDENCE

Excerpt from Rockwell Automation’s Board of Directors Guidelines on Corporate Governance

A director will not be independent if:

•

the director is, or has been within the last three years, employed by the Corporation, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Corporation (provided, that employment of a director as an interim Chairman, CEO or other executive officer of the Corporation shall not disqualify a director from being considered independent following that employment);

•

the director or an immediate family member of the director received more than $100,000 in direct compensation from the Corporation during any twelve-month period within the last three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided, that such compensation for prior service is not contingent in any way on continued service); provided that compensation received by the director for former service as an interim Chairman, CEO or other executive officer of the Corporation and compensation received by an immediate family member of the director for service as an employee (other than an executive officer) of the Corporation need not be considered in determining independence;

•

the director is a current partner or employee of the Corporation’s independent registered public accounting firm or internal auditor, or an immediate family member of the director is a current employee of its independent registered public accounting firm or internal auditor and participates in the firm’s or auditor’s audit, assurance or tax compliance (but not tax planning) practice, or the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of the independent registered public accounting firm or internal auditor and personally worked on the Corporation’s audit within that time;

•

the director or an immediate family member of the director is, or has been within the last three years, an executive officer of another company where any of the Corporation’s current executive officers at the same time serves or served on the compensation committee of the board of directors of such other company; or

•

the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or received payments from, the Corporation for property or services in an amount that, in any of the last three fiscal years of the other company, exceeds the greater of $1 million or two percent of the consolidated gross revenues of the other company.

Any one or more of the following relationships, whether individually or in any combination, will be considered immaterial and would not, in and of themselves, impair the director’s independence:

Payments To/From the Corporation

1.	the director is an executive officer, employee or general partner, or an immediate family member of the director is an executive officer or general partner, of another company or entity that has made payments to, or received payments from, the Corporation for property or services in an amount that does not exceed, in any of the last three fiscal years of the other company or entity, the greater of $1 million or two percent of the consolidated gross revenues of the other company or entity;

Indebtedness

2.	the director is an executive officer, employee or general partner, or an immediate family member of the director is an executive officer or general partner, of another company or entity

A-1

that is indebted to the Corporation, or to which the Corporation is indebted, and the total amount of either company’s (or entity’s) indebtedness to the other at the end of the last completed fiscal year is less than two percent of the other company’s or entity’s total consolidated assets;

Charitable Contributions

3.	the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a charitable organization, and the Corporation’s discretionary charitable contributions to the organization (i.e., other than contributions made under the Corporation’s matching gifts program) do not exceed, in any of the last three fiscal years of the charitable organization, the greater of $1 million or two percent of that organization’s total consolidated gross revenues;

Directorships

4.	the director or an immediate family member of the director is a director, advisory director or trustee (or serves in a similar position) of another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Corporation (including any contributions by the Corporation to any such charitable organization);

Less Than 10% Equity Interest

5.	the director and the immediate family members of the director directly or indirectly own, in the aggregate, less than a 10% equity interest in another company or entity that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Corporation;

Other

6.	an immediate family member of the director is an employee (but not an executive officer) of another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Corporation (including any contributions by the Corporation to any such charitable organization);

7.	a family member (other than an immediate family member) of the director serves in any capacity with the Corporation; or

8.	a family member (other than an immediate family member) of the director serves in any capacity with, or owns any equity interest in, another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Corporation (including any contributions by the Corporation to any such charitable organization).

Notwithstanding the foregoing, the Board may determine that a director who has a relationship that exceeds the limits described in the immediately preceding paragraph (but only to the extent that the Board determines that the director does not have any direct or indirect material relationship with the Corporation and any such relationship does not constitute a bar to independence under NYSE listing requirements) is nonetheless independent. The Corporation will explain in its next Proxy Statement the basis for any such determination.

For purposes of these Guidelines, the term “immediate family member” includes an individual’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the individual’s home.

The ownership of a substantial amount of stock in the Corporation shall not in itself be a basis for a determination that a director is not independent.

The Board will undertake an annual review of the independence of all non-employee directors.

A-2

APPENDIX B

ROCKWELL AUTOMATION, INC.

2008 LONG-TERM INCENTIVES PLAN

Section 1: Purpose

The purpose of the Plan is to promote the interests of the Corporation and its shareowners by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining Employees and Prospective Employees and (ii) aligning the interests of Employees and Prospective Employees participating in the Plan with the interests of the Corporation’s shareowners.

Section 2: Definitions

As used in the Plan, the following terms shall have the respective meanings specified below.

a.	“Award” means an award granted pursuant to Section 4.

b.	“Award Agreement” means a document described in Section 6 setting forth the terms and conditions applicable to an Award granted to a Participant.

c.	“Board of Directors” means the Board of Directors of the Corporation, as it may be comprised from time to time.

d.	“Change of Control” means any of the following:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Rockwell Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Rockwell Voting Securities”); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (z) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(d); or

(ii)	Individuals who, as of October 1, 2007, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii)

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Rockwell Common Stock and Outstanding Rockwell Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Rockwell Common Stock and Outstanding Rockwell Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv)	Approval by the Corporation’s shareowners of a complete liquidation or dissolution of the Corporation.

e.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

f.	“Committee” means the Compensation and Management Development Committee of the Board of Directors, as it may be comprised from time to time.

g.	“Corporation” means Rockwell Automation, Inc. and any successor thereto.

h.	“Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

i.	“Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock or an Award of Restricted Stock Units or Performance Shares; provided, however, that no Dividend Equivalents shall be paid in respect of Awards of Options or SARs.

j.	“Employee” means an individual who is an employee or a leased employee of, or a consultant to, the Corporation or a Subsidiary, but excludes members of the Board of Directors who are not also employees of the Corporation or a Subsidiary.

k.	“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

l.	“Executive Officer” means an Employee who is an executive officer of the Corporation as defined in Rule 3b-7 under the Exchange Act as it may be amended from time to time.

m.	“Fair Market Value” means the closing sale price of the Stock as reported in the New York Stock Exchange—Composite Transactions (or if the Stock is not then traded on the New York Stock Exchange, the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

n.	“Incentive Stock Option” means an Option (or an option to purchase Stock granted pursuant to any other plan of the Corporation or a Subsidiary) intended to comply with Code Section 422.

o.	“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

p.	“Option” means an option to purchase Stock granted pursuant to Section 4(a).

q.	“Participant” means any Employee or Prospective Employee who has been granted an Award.

r.	“Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

s.	“Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

t.	“Performance Measure” means one or more of the following selected by the Committee to measure the performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or both for a Performance Period: basic or diluted earnings per share; revenue; sales; operating income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; return on sales; cash flow; operating cash flow; free cash flow; working capital; stock price; and total shareowner return. Each such measure, to the extent applicable, shall be determined in accordance with generally accepted accounting principles as consistently applied by the Corporation and, if so determined by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

u.	“Performance Period” means one or more periods of time (of not less than one fiscal year of the Corporation), as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

v.	“Performance Share” means an Award denominated in Stock granted pursuant to Section 4(f).

w.	“Performance Unit” means an Award denominated in cash granted pursuant to Section 4(e).

x.	“Plan” means this 2008 Long-Term Incentives Plan as adopted by the Corporation and in effect from time to time.

y.	“Prior Plan” means the Rockwell Automation, Inc. 2000 Long-Term Incentives Plan, as amended.

z.	“Prospective Employee” means an individual who at the time of the grant of an Award has been extended an offer of employment with the Corporation or a Subsidiary but who has not yet accepted said offer and become an Employee.

aa.	“Restricted Stock” means an Award of Stock subject to restrictions granted pursuant to Section 4(c).

bb.	“Restricted Stock Unit” means an Award denominated in Stock granted pursuant to Section 4(d).

cc.	“SAR” means a stock appreciation right granted pursuant to Section 4(b).

dd.	“Section 409A” means Code Section 409A, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

ee.	“Stock” means shares of Common Stock, par value $1 per share, of the Corporation or any security of the Corporation issued in substitution, exchange or lieu thereof.

ff.	“Subsidiary” means (i) any corporation or other entity in which the Corporation, directly or indirectly, has ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.

Section 3: Eligibility

The Committee may grant one or more Awards to any Employee or Prospective Employee designated by it to receive an Award.

Section 4: Awards

The Committee may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

a.	Options. An Option is an option to purchase a specified number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i)	The exercise price per share of an Option shall not be less than 100% of the Fair Market Value on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

(ii)	The exercise price of an Option shall be paid in cash or, at the discretion of the Committee, in Stock valued at the Fair Market Value on the date of exercise, by withholding shares of Stock for which the Option is exercisable valued at the Fair Market Value on the date of exercise or through any combination of the foregoing.

(iii)	No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

(iv)	Incentive Stock Options shall be subject to the following additional provisions:

A.	No grant of Incentive Stock Options to any one Employee shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of any Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options that have been previously granted under the Plan or any other plan of the Corporation or any Subsidiary and that are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)); provided, however, that, if such limitation is exceeded, the Incentive Stock Options granted in excess of such limitation shall be treated as Non-Qualified Stock Options.

B.	No Incentive Stock Option may be granted under the Plan after December 5, 2017.

C.	No Incentive Stock Option may be granted to any Participant who on the date of grant is not an employee of the Corporation or a corporation that is a subsidiary of the Corporation within the meaning of Code Section 424(f).

b.	Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the excess of the Fair Market Value of a specified number of shares of Stock on the date on which the Participant exercises the SAR over the grant price of the SAR determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i)	The grant price of a SAR shall not be less than 100% of the Fair Market Value of the shares of Stock covered by the SAR on the date the SAR is granted, and no SAR may be exercisable more than 10 years after the date the SAR is granted.

(ii)	SARs may be (A) freestanding SARs or (B) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option.

(iii)	The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at the Fair Market Value on the date of exercise or partly in cash and partly in Stock (as so valued), as the Committee may determine.

c.	Restricted Stock. Restricted Stock is Stock that is issued to a Participant subject to such restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times or upon the occurrence of such event or events as the Committee may determine, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or that Participant. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall not be payable or shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Corporation’s sole discretion, shall be held in book entry form subject to the Corporation’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Corporation until the restrictions on those shares of Restricted Stock lapse.

d.	Restricted Stock Unit. A Restricted Stock Unit is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Restricted Stock Units are granted. Restricted Stock Units that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Restricted Stock Units on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Restricted Stock Units shall have no ownership interest in any shares of Stock to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in shares of Stock. The Committee may provide for no deemed accumulation of Dividend Equivalents or for the deemed accumulation of Dividend Equivalents in cash, with or without interest, or the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Restricted Stock Unit and/or such other terms and conditions as the Committee shall determine.

e.	Performance Units. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Units are granted. The amount that may be paid to any one Participant with respect to Performance Units shall not exceed $5 million for any one Performance Period. Performance Units that become payable in accordance with their terms and conditions shall be paid out in cash, in Stock valued at the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash and partly in Stock (as so valued), as the Committee may determine.

f.

Performance Shares. A Performance Share is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Shares are granted. Performance Shares that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Performance Shares on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Performance Shares shall have no ownership interest in any shares of Stock to which such Performance Shares relate until and unless payment with respect to such Performance Shares is actually made in shares of Stock. The Committee may provide for no deemed accumulation of Dividend Equivalents or for the deemed accumulation of Dividend Equivalents in cash, with or without interest, or the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Performance Shares and/or such other terms and conditions as the Committee shall determine.

g.	Performance Compensation Awards.

(i)

The Committee may, at the time of grant of an Award (other than an Option or SAR) designate such Award as a “Performance Compensation Award” in order that such Award constitute qualified performance-based compensation under Code Section 162(m); provided, however, that no Performance Compensation Award may be granted to a Prospective Employee or an Employee who on the date of grant is a leased employee of, or a consultant to, the Corporation or a Subsidiary. With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period or such other period as may be required by Code Section 162(m)) establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(ii)	A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant’s Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Sections 4(e) and 5(g), as applicable.

h.	Deferrals. The Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in the Plan becoming an “employee pension benefit plan” under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. In addition, notwithstanding the foregoing, it is the intent of the Corporation that any deferral made under this Section 4(h) shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

i.	Other Section 409A Provisions. In addition to the provisions related to the deferral of Awards under the Plan set forth in Section 4(h) and notwithstanding any other provision of the Plan to the contrary, the following provisions shall apply to Awards:

(i)	To the extent not otherwise set forth in the Plan, it is the intent of the Corporation that the Award Agreement for each Award shall set forth (or shall incorporate by reference to the Corporation’s Deferred Compensation Plan) such terms and conditions as are necessary to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

(ii)	Without limiting the generality of the foregoing, it is the intent of the Corporation that any payment of dividends on Restricted Stock or any payment of Dividend Equivalents on Restricted Stock Units or Performance Shares shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents.

(iii)	Notwithstanding any other provision of the Plan to the contrary, the Corporation makes no representation that the Plan or any Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any Award.

Section 5: Stock Available under Plan

a.	Subject to the adjustment provisions of Section 9 and the provisions of this Section 5, the aggregate number of shares of Stock available for delivery pursuant to the Plan shall be 4.1 million plus any shares of Stock remaining available for delivery pursuant to the Prior Plan as of the date of approval of the Plan by the Corporation’s shareowners, of which no more than 1.4 million shares of Stock may be available for delivery pursuant to Awards granted in any form provided for under the Plan other than Options or SARs. In addition, subject to the adjustment provisions of Section 9, (i) no more than 1.4 million shares of Stock shall be granted in the form of Restricted Stock or delivered in payment of Restricted Stock Units or Performance Shares; and (ii) SARs shall be granted with respect to no more than 100,000 shares of Stock.

b.	For purposes of this Section 5, if an Award (other than a Dividend Equivalent) is denominated in shares of Stock, the number of shares of Stock covered by such Award, or to which such Award relates (or in the case of Restricted Stock Units or Performance Shares, the maximum number of shares of Stock deliverable pursuant thereto), shall be counted on the date of grant of such Award against the aggregate number of shares of Stock available for delivery pursuant to the Plan.

c.	For purposes of this Section 5, Dividend Equivalents denominated in shares of Stock, dividends on Restricted Stock receivable in shares of Stock and Awards not denominated, but potentially payable, in shares of Stock shall be counted against the aggregate number of shares of Stock available for delivery pursuant to the Plan in such amount and at such time as the Dividend Equivalents, dividends and such Awards are settled in shares of Stock.

d.	For purposes of this Section 5, notwithstanding anything herein to the contrary, Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the Prior Plan may only be counted once against the aggregate number of shares available for delivery pursuant to the Plan, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.

e.

For purposes of this Section 5, notwithstanding anything herein to the contrary (other than as provided in the following sentence), (i) any shares of Stock covered by or related to Awards or awards granted under the Prior Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance or delivery of such shares of Stock, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock, shall be available again for delivery pursuant to the Plan and (ii) with respect to any Award described in Section 5(b), upon exercise, settlement or payment thereof with shares of Stock in an amount less than the number of shares of Stock counted on the date of grant against the aggregate number of shares of Stock available for delivery pursuant to the Plan, a number of shares of Stock equal to such deficit shall be available again on the date of such exercise, settlement or payment for delivery pursuant to the Plan. Notwithstanding the foregoing, (x) shares of Stock that are delivered to or withheld by the Corporation to pay all or any portion of the exercise price or withholding taxes under Awards or awards granted under the Prior Plan shall not be made available again for delivery pursuant to the Plan and (y) there shall be no adjustment to the number of shares of Stock available for delivery pursuant to the Plan upon the exercise or settlement of SARs in whole or in part in shares of Stock, regardless of the number of shares of stock issued or delivered in connection with such exercise or settlement.

f.	For purposes of this Section 5, any shares of Stock that are delivered by the Corporation, and any Awards that are granted by, or become obligations of, the Corporation, through the assumption by the Corporation or a Subsidiary of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the aggregate number of shares of Stock available for delivery pursuant to the Plan.

g.	Subject to the adjustment provisions of Section 9, no single Participant shall receive Awards, in any fiscal year of the Corporation, in the form of (i) Options or SARs that would result in the number of shares of Stock that relate to Options, SARs and options to purchase Stock or stock appreciation rights under any other plan of the Corporation or a Subsidiary granted to such Participant during such fiscal year exceeding 650,000 shares; and (ii) Restricted Stock, Restricted Stock Units or Performance Shares that would result in the number of shares of Stock granted as Restricted Stock, deliverable in payment of Restricted Stock Units or Performance Shares granted and granted as restricted stock or deliverable in payment of restricted stock units or performance shares granted under any other plan or program of the Corporation or a Subsidiary to such Participant during such fiscal year exceeding 250,000 shares.

h.	The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares. At all times the Corporation will reserve and keep available a sufficient number of shares of Stock to satisfy the requirements of all outstanding Awards made under the Plan.

Section 6: Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to (i) provisions for the time at which the Award becomes exercisable or otherwise vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as an Employee; (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of the Plan; and (iv) in the Committee’s sole discretion, any additional provisions as may be necessary to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

Section 7: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; provided, however, that, without the approval of the shareowners of the Corporation, no such action shall (i) increase the number of shares of Stock available for delivery pursuant to the Plan as set forth in Section 5 (other than adjustments pursuant to Section 9), or (ii) materially increase the benefits accruing to Participants under the Plan, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, including applicable requirements of the New York Stock Exchange; and provided, further, that, subject to Section 9, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided, however, that, subject to Section 9, no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan or any Award Agreement to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a substitute Award, repurchasing the Award for cash, or otherwise.

Section 8: Administration

a.	The Plan and all Awards shall be administered by the Committee.

b.	Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not both an “outside director” as defined for purposes of Code Section 162(m) and a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act shall abstain from and take no part in the Committee’s action on the proposed grant.

c.	The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Employees or Prospective Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

d.	The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

e.	The Corporation shall pay all reasonable expenses of administering the Plan, including but not limited to the payment of professional fees.

f.	It is the intent of the Corporation that the Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy: (i) in the case of Participants who are or may be Executive Officers, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act; (ii) in the case of Performance Compensation Awards to Covered Employees, the applicable requirements of Code Section 162(m); and (iii) either the requirements for exemption under Section 409A or the requirements of Section 409A. If any provision of the Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent and to the extent legally permitted, such provision shall be deemed void as to the applicable Participant.

g.	The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

h.

The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Plan to the Chief Executive Officer of the Corporation, except that the Committee may not delegate any discretionary authority with respect to Awards granted to the

Chief Executive Officer of the Corporation or substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 8(f) or to the extent prohibited by applicable law.

Section 9: Adjustment Provisions

a.	In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Corporation is a surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan and outstanding Awards and Award Agreements and make such equitable and other adjustments and take such actions thereunder as are applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the aforementioned events is equal to the intrinsic value of each outstanding Award immediately prior to any of such aforementioned events. Such amendments, adjustments and actions shall include, without limitation, as applicable, changes in the number of shares of Stock then remaining available for delivery pursuant to the Plan, the maximum number of shares of Stock that may be granted or delivered as or in payment of Awards to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, the number of shares of Stock subject to outstanding Awards, the Option exercise price under outstanding Options and the SAR grant price under outstanding SARs, and accelerating the vesting of outstanding Awards.

b.	The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareowners of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, any dividend of Stock, cash, securities or other property, or any other corporate act or proceeding.

Section 10: Miscellaneous

a.	Change of Control. Except as otherwise determined by the Committee at the time of the grant of an Award, and except as is necessary to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A (in which event, the Committee may determine to modify the definition of Change of Control in order to satisfy such requirements), upon a Change of Control, all outstanding Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock shall lapse; all performance goals applicable to Awards shall be deemed achieved at levels determined by the Committee and all other terms and conditions met; all Performance Units, Restricted Stock Units and Performance Shares shall be paid out as promptly as practicable; and all other Awards shall be delivered or paid.

b.	Nonassignability. Except as otherwise provided by the Committee, no Award shall be assignable or transferable except by will or by the laws of descent and distribution; provided, however, that under no circumstances shall an Award be transferrable for value or consideration to the Participant.

c.	Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

d.

Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any payment is provided to be made under the Plan, then payments shall be made accordingly; provided however, to the extent that such payments would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, the Committee may determine in its sole discretion not to make such payments in such manner. Any such payment shall be a complete discharge of the liability hereunder.

e.	Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Corporation or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

f.	Limits of Liability. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement related thereto. Neither the Corporation or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

g.	Rights of Employees and Prospective Employees. Status as an eligible Employee or Prospective Employee shall not be construed as a commitment that any Award shall be made under the Plan to such eligible Employee or Prospective Employee or to eligible Employees or Prospective Employees generally. Nothing contained in the Plan or in any Award Agreement shall confer upon any Employee or Prospective Employee any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract of employment or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an Employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized by the Corporation, shall not be deemed a termination of employment or other service; provided, however, that, to the extent that Section 409A is applicable to an Award, Section 409A’s definition of “separation of service”, to the extent contradictory, may apply to determine when a Participant becomes entitled to a distribution upon termination of employment.

h.	Rights as a Shareowner. A Participant shall have no rights as a shareowner with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

i.	Withholding. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Corporation or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be delivered to the Corporation or deducted in satisfaction of the withholding requirement shall be determined by the Corporation with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of Options exercised through the cashless method in which shares of Stock for which the Options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. The Corporation shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

j.	Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

k.	Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

l.	Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

m.	Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

n.	Compliance with Laws. Notwithstanding anything contained in the Plan or in any Award Agreement to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.

o.	Supplementary Plans. The Committee may authorize supplementary plans applicable to Employees or Prospective Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares to such Employees or Prospective Employees on terms and conditions, consistent with the Plan, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any supplementary plan shall include provisions that conform with Sections 4(a)(i), (ii) and (iii); SARs granted under any supplementary plan shall include provisions that conform with Section 4(b); Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(c); Restricted Stock Units granted under any supplementary plan shall include provisions that conform with Section 4(d); Performance Units granted under any supplementary plan shall include provisions that conform with Section 4(e) and Performance Shares granted under any supplementary plan shall include provisions that conform with Section 4(f).

p.	Effective Date and Term. The Plan was adopted by the Board of Directors on December 5, 2007 and will become effective upon approval by the Corporation’s shareowners. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years from the effective date of the Plan.

ADMISSION TO THE 2008 ANNUAL MEETING

An admission card (or other proof of stock ownership) and proper identification will be required for admission to the Annual Meeting of Shareowners in Milwaukee, Wisconsin on February 6, 2008. If you plan to attend the Annual Meeting, please be sure to request an admittance card by:

•	marking the appropriate box on the proxy card and mailing the card using the enclosed envelope;

•	indicating your desire to attend the meeting through our Internet voting procedure; or

•	calling our Shareowner Relations line at +1-414-382-8410.

An admission card will be mailed to you if:

•	your Rockwell Automation shares are registered in your name; or

•

your Rockwell Automation shares are held in the name of a broker or other nominee and you provide written evidence of your stock ownership as of the December 10, 2007 record date, such as a brokerage statement or letter from your broker.

Your admission card will serve as verification of your ownership.

ROCKWELL AUTOMATION, INC.

1201 SOUTH SECOND STREET

MILWAUKEE, WI 53204

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 5, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 5, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rockwell Automation, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by February 2, 2008.

NOTE: If you transmit your voting instructions by Internet or telephone, you DO NOT NEED TO MAIL BACK your proxy card. Your Internet or telephone instructions will authorize the named proxies in the same manner as if you returned a signed proxy card by February 2, 2008.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ROKAU1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ROCKWELL AUTOMATION, INC.

The Board of Directors recommends a vote FOR each of the Nominees listed below.

	Vote On Directors			For	Withhold	For All	To withhold authority to vote for any individual
				All	All	Except	nominee(s), mark “For All Except” and write the
	(A).	To elect as directors of Rockwell Automation, Inc. the					number(s) of the nominee(s) on the line below.
nominees listed below:

NOMINEES:
				☐	☐	☐
		01)	Bruce M. Rockwell
		02)	Joseph F. Toot, Jr.

The Board of Directors recommends a vote FOR proposals B and C.							For	Against	Abstain

Vote On Proposals							☐	☐	☐

(B).	To approve the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

(C).	To approve the Rockwell Automation, Inc. 2008 Long-Term Incentives Plan.						☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

For address changes and/or comments, please check this box ☐
and write them on the back where indicated.

Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)		Date

ROCKWELL AUTOMATION, INC.

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, FEBRUARY 6, 2008

10:00 AM CST

THE PFISTER HOTEL

424 EAST WISCONSIN AVENUE

MILWAUKEE, WISCONSIN

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE

INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY CARD.

IF YOU DID NOT RECEIVE PAPER COPIES OF THE ROCKWELL AUTOMATION

PROXY STATEMENT AND ANNUAL REPORT BECAUSE YOU

CONSENTED TO VIEW THEM ON THE

INTERNET, GO TO THE FOLLOWING INTERNET ADDRESS:

PROXY STATEMENT AND ANNUAL REPORT: www.investorEconnect.com

FOLD AND DETACH HERE

PROXY CARD

ROCKWELL AUTOMATION, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Verne G. Istock, William T. McCormick, Jr. and Douglas M. Hagerman, jointly and severally, proxies, with full power of substitution, to vote shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareowners to be held at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, on February 6, 2008 or any postponement or adjournment thereof. SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED OR, IF NO SPECIFICATION IS MADE, “FOR” THE ELECTION OF THE TWO NOMINEES PROPOSED FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING IN 2011 and “FOR” PROPOSALS (B) AND (C), AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN AND DATE; NO BOXES NEED TO BE CHECKED.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side. If you do not check the comments box on the reverse side, we will not receive your comments.)
(continued and to be dated and signed on the other side)

ROCKWELL AUTOMATION, INC.

1201 SOUTH SECOND STREET

MILWAUKEE, WI 53204

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 3, 2008. Have your direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 3, 2008. Have your direction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your direction card and return it in the postage-paid envelope we have provided or return it to Rockwell Automation, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by February 2, 2008.

NOTE: If you transmit your voting instructions by Internet or telephone, you DO NOT NEED TO MAIL BACK your direction card. Your Internet or telephone instructions will authorize the trustee in the same manner as if you returned a signed direction card.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ROKAU3	KEEP THIS PORTION FOR YOUR RECORDS
THIS DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ROCKWELL AUTOMATION, INC.

The Board of Directors recommends a vote FOR each of the Nominees listed below.

	Vote On Directors			For	Withhold	For All	To withhold authority to vote for any individual
				All	All	Except	nominee(s), mark “For All Except” and write the
	(A).	To elect as directors of Rockwell Automation, Inc. the					number(s) of the nominee(s) on the line below.
nominees listed below:

NOMINEES:
				☐	☐	☐
		01)	Bruce M. Rockwell
		02)	Joseph F. Toot, Jr.

The Board of Directors recommends a vote FOR proposals B and C.							For	Against	Abstain

Vote On Proposals							☐	☐	☐

(B).	To approve the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

(C).	To approve the Rockwell Automation, Inc. 2008 Long-Term Incentives Plan.						☐	☐	☐

In their discretion, the trustees are authorized to vote upon such other business as may properly come before the meeting.

For address changes and/or comments, please check this box ☐
and write them on the back where indicated.

Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)		Date

ROCKWELL AUTOMATION, INC.

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, FEBRUARY 6, 2008

10:00 AM CST

THE PFISTER HOTEL

424 EAST WISCONSIN AVENUE

MILWAUKEE, WISCONSIN

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE

INSTRUCTIONS ON THE OTHER SIDE OF THIS DIRECTION CARD.

IF YOU DID NOT RECEIVE PAPER COPIES OF THE ROCKWELL AUTOMATION

PROXY STATEMENT AND ANNUAL REPORT BECAUSE YOU

CONSENTED TO VIEW THEM ON THE

INTERNET, GO TO THE FOLLOWING INTERNET ADDRESS:

PROXY STATEMENT AND ANNUAL REPORT: www.investorEconnect.com

FOLD AND DETACH HERE

DIRECTION CARD

ROCKWELL AUTOMATION, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO: FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE AND

COMPUTERSHARE TRUST COMPANY, TRUSTEE

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Rockwell Automation common stock held for this account in the savings plans of Rockwell Automation, Inc. (Rockwell Automation Retirement Savings Plan for Salaried Employees, Rockwell Automation Retirement Savings Plan for Hourly Employees, Rockwell Automation Savings and Investment Plan for Represented Hourly Employees and Rockwell Automation Retirement Savings Plan for Represented Hourly Employees) and/or the United Space Alliance Employee Stock Purchase Plan at the Annual Meeting of Shareowners of Rockwell Automation, Inc. to be held at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, on February 6, 2008, and at any postponement or adjournment thereof, as follows:

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, CHECK THE BOXES “FOR” EACH PROPOSAL LISTED, THEN SIGN, DATE AND RETURN THIS CARD BY FEBRUARY 2, 2008.

If you do not provide voting directions by February 2, 2008, the shares attributable to this account in savings plans of Rockwell Automation or the United Space Alliance Employee Stock Purchase Plan will not be voted.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side. If you do not check the comments box on the reverse side, we will not receive your comments.)
(continued and to be dated and signed on the other side)